UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐Soliciting Material Pursuant to §240.14a-12

AVEO PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 10, 2020

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AVEO Pharmaceuticals, Inc. will be held on Wednesday, June 10, 2020 at 10:00 a.m., Eastern Time, at Donnelley Financial Solutions, 20 Custom House St., 7th Floor, Boston, MA 02110. We intend to hold our annual meeting in person; however, we are actively monitoring the COVID-19 pandemic and are sensitive to the public health and travel concerns our shareholders, employees and directors may have and the restrictions or protocols that federal, state, and local governments may impose on in-person meetings. In the event it is not possible or advisable to hold our annual meeting in person, we will issue a press release, which we will also file with the Securities and Exchange Commission on a Form 8-K, announcing alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication, as promptly as practicable.  Please also monitor our annual meeting website at www.proxydocs.com/AVEO for updated information. If you are planning to attend our meeting, please check the website in the days leading up to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting regardless of whether you intend to attend in person.

At the meeting, stockholders will consider and vote on the following matters:

1.	To elect six directors, each to serve for a one-year term expiring at the 2021 annual meeting of stockholders;
2.	To approve an advisory vote on executive compensation;
3.	To approve an amendment to the AVEO Pharmaceuticals, Inc. 2019 Equity Incentive Plan to increase the number of shares available for issuance under the plan and to make certain other changes; and
4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020.

Stockholders will also act on any other business that may properly come before the annual meeting or any adjournment thereof.

Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 30, 2020, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice, to all stockholders of record on our books at the close of business on April 15, 2020, the record date for determining our stockholders entitled to notice of, and to vote at, the annual meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

Stockholders of record at the close of business on April 15, 2020 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. If you are a stockholder of record, you may submit your proxy to cause your shares to be present and voted at the meeting in one of these three ways:

•	Submit a Proxy Over the Internet, by going to the website of our tabulator at www.proxypush.com/AVEO (have your Notice or proxy card in hand when you access the website);
•	Submit a Proxy by Telephone, by calling the toll-free number 1-866-230-6355 (have your Notice or proxy card in hand when you call); or
•

Submit a Proxy by Mail, if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided. If you submitted a proxy by Internet or telephone, you are not required to mail your proxy.

You may also vote in person by attending the annual meeting and delivering your completed proxy card in person or by completing a ballot at the meeting.

If your shares are held in “street name,” that is, held for your account by a bank, brokerage firm or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

We encourage all stockholders to attend the annual meeting. You may obtain directions to the location of the annual meeting, or, if necessary, information regarding alternative arrangements for the meeting, on our annual meeting website at www.proxydocs.com/AVEO. Stockholders who attend the meeting may vote their stock in person, even if they previously submitted their proxies. Whether or not you plan to attend the annual meeting in person, we hope you will submit a proxy and cause your shares to be present and voted at the annual meeting.

By Order of the Board of Directors,

Michael P. Bailey

President and Chief Executive Officer

Boston, Massachusetts

April 28, 2020

i

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	56
OTHER MATTERS	56
STOCKHOLDER PROPOSALS	56
APPENDIX A	A-1

ii

AVEO PHARMACEUTICALS, INC.

30 WINTER STREET

BOSTON, MASSACHUSETTS 02108

PROXY STATEMENT

for the 2020 Annual Meeting of Stockholders to be held on June 10, 2020

This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the board of directors of AVEO Pharmaceuticals, Inc. for use at the Annual Meeting of Stockholders to be held on Wednesday, June 10, 2020 at 10:00 a.m., Eastern Time, at Donnelley Financial Solutions, 20 Custom House St., 7th Floor, Boston, MA 02110, and at any adjournment thereof. Except where the context otherwise requires, references to “we,” “us,” “our,” “our company”, the “Company” and similar terms refer to AVEO Pharmaceuticals, Inc. and its consolidated subsidiaries.

In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication on the above date and time. Please monitor our annual meeting website at www.proxydocs.com/AVEO for updated information.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of 2020 Annual Meeting of Stockholders. You may revoke your proxy at any time before it is exercised at the meeting by submitting a later dated proxy or by giving our Secretary written notice to that effect.

On or about April 30, 2020, we are mailing to our stockholders of record as of April 15, 2020 a Notice of Internet Availability of Proxy Materials, including this Proxy Statement and our 2019 Annual Report to Stockholders on Form 10-K, instead of paper copies of these documents. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how you may receive a paper copy of our proxy materials, including this Proxy Statement, our 2019 Annual Report to Stockholders on Form 10-K and a form of proxy card or voting instruction card.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held on June 10, 2020:

This Proxy Statement and our 2019 Annual Report to Stockholders on Form 10-K

are available for viewing, printing and downloading at www.proxydocs.com/AVEO.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the U.S. Securities and Exchange Commission, or the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to AVEO Pharmaceuticals, Inc., 30 Winter Street, Boston, Massachusetts 02108, Attention: Corporate Secretary. Copies of exhibits, if any, are also available upon written request to the preceding address and upon the payment of an appropriate processing fee.  This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.Why did I receive these proxy materials?

A.We are providing these proxy materials to you, as a stockholder of record of AVEO Pharmaceuticals, Inc., in connection with the solicitation by our board of directors of proxies to be voted at our 2020 annual meeting of stockholders to be held at Donnelley Financial Solutions, 20 Custom House St., 7th Floor, Boston, MA 02110 on Wednesday, June 10, 2020 at 10:00 a.m., Eastern Time. As a stockholder of record of AVEO Pharmaceuticals, Inc. as of April 15, 2020, you are invited to attend our annual meeting and are entitled and requested to vote on the proposals described in this proxy statement. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication on the above date and time. Please monitor our annual meeting website at www.proxydocs.com/AVEO for updated information.

Q.What is the purpose of the annual meeting?

A.At the annual meeting, stockholders will consider and vote on the following matters:

1.To elect six directors, each to serve for a one-year term expiring at our 2021 annual meeting of stockholders and until his or her successor is duly elected and qualified;

2.To approve a non-binding advisory vote on executive compensation;

3.To approve an amendment to the AVEO Pharmaceuticals, Inc. 2019 Equity Incentive Plan, which we refer to as the 2019 Equity Incentive Plan, to increase the number of shares available for issuance under the plan and to make certain other changes; and

4.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020.

Stockholders will also act on any other business that may properly come before the meeting, or any adjournment thereof.

Q.Who can vote at the annual meeting?

A.To be entitled to vote, you must have been a stockholder of record at the close of business on April 15, 2020, the record date for determining our stockholders entitled to vote at our annual meeting. There were 16,080,616 shares of our common stock outstanding and entitled to vote at the annual meeting as of the record date.

Q.How many votes do I have?

A.Each share of our common stock that you own as of the record date will entitle you to one vote on each matter considered at the annual meeting.

Q.How do I vote?

A.Submit a Proxy: If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee, you may submit a proxy to cause your shares to be present and voted at the annual meeting:

(1)Submit a Proxy Over the Internet: Go to the website of our tabulator at www.proxypush.com/AVEO. Use the vote control number printed on the Notice (or your proxy card) to access your account and submit a proxy to vote your shares. You must specify how you want your shares voted.  If you do not specify how you want your shares voted, your Internet proxy will not be completed, and you will receive an error message. Your shares will be voted according to your instructions.

(2)Submit a Proxy by Telephone: Call 1-866-230-6355, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You will need to have the Notice (or your proxy card) in hand when you call. You must specify how you want your shares voted and confirm your proxy to vote your shares as instructed at the end of the call, or your telephonic proxy cannot be completed. Your shares will be voted according to your instructions.

(3)Submit a Proxy by Mail: If you received a printed copy of the proxy materials, complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Mediant Communications, P.O. Box 8016, Cary, NC 27512-9903. Mediant Communications must receive the proxy card not later than June 9, 2020, the day before the annual meeting, for your mailed proxy to be valid and your shares to be voted at the annual meeting. Your shares will be voted according to your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

Vote in Person at the Annual Meeting: If you attend the annual meeting, you may submit your proxy in one of the three ways listed above; you may deliver your completed proxy card in person at the meeting; or you may vote by completing a ballot that we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by a bank, brokerage firm or other nominee, you are deemed to be the beneficial owner of your shares.  The intermediary that holds the shares for you is considered the record holder for the purposes of voting at the meeting.  As the beneficial owner, you have the right to instruct your intermediary as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by the intermediary.  Your intermediary is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should be forwarded to you by the intermediary that holds your shares. To cause your shares to be voted at the annual meeting, you will need to follow the instructions that your intermediary provides you. Many intermediaries solicit voting instructions over the Internet or by telephone.

If your shares are held in “street name,” you may also vote your shares in person at the meeting.  To attend the annual meeting, you must bring an account statement or letter from your bank, brokerage firm or other nominee showing that you are the beneficial owner of the shares as of the record date. To vote your shares held in street name at the meeting, you will also need to obtain a legal proxy from the intermediary that is the holder of record.

Q.Can I change my vote?

A.If your shares are registered directly in your name, you may revoke your proxy before the annual meeting. You may also revoke any previously submitted proxy by attending the annual meeting and voting in person at the annual meeting. To do so, you must do one of the following:

(1)Submit a new proxy over the Internet or by telephone as instructed above. Only your latest Internet or telephone proxy will be voted at the annual meeting.

(2)Sign a new proxy and submit it by mail to Mediant Communications, P.O. Box 8016, Cary, NC 27512-9903. Mediant Communications must receive the proxy card no later than June 9, 2020. Only your latest dated proxy will be voted at the annual meeting.

(3)Attend the annual meeting and vote in person as instructed above. Attending the annual meeting alone, without submitting a new proxy, will not revoke any previously submitted proxy.

(4)Give our Corporate Secretary written notice before the meeting or prior to the taking of the vote at the meeting that you want to revoke your previously submitted proxy.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the annual meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the record holder of your shares as described in the answer to the question “How do I vote?” above.

Q.Will my shares be voted if I do not return my proxy?

A.If your shares are registered directly in your name, your shares will not be voted if you do not submit a proxy over the Internet, by telephone or by mail or vote by ballot at the annual meeting.

If your shares are held in “street name,” your bank, brokerage firm or other nominee under certain circumstances may vote your shares if you do not return your voting instructions. Banks, brokerage firms or other nominees can vote customers’ shares for which they have not received voting instructions on discretionary matters.  However, your bank, brokerage firm or other nominee will not be allowed to vote your shares on non-discretionary matters. If you do not return voting instructions to your bank, brokerage firm or other nominee to vote your shares, your bank, brokerage firm or other nominee may, on discretionary matters, either vote your shares or leave your shares unvoted.

Your bank, brokerage firm or other nominee cannot vote your shares on any matter that is considered non-discretionary. Proposal 1, the election of directors; Proposal 2, a non-binding advisory vote on executive compensation; and Proposal 3, the approval of an amendment to the 2019 Equity Incentive Plan, are considered non-discretionary matters. If you do not instruct your bank, brokerage firm or other nominee how to vote with respect to these matters, your bank, brokerage firm or other nominee may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank, brokerage firm or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Proposal 4, the ratification of the appointment of our independent registered public accounting firm, is considered a discretionary matter, and your bank, brokerage firm or other nominee may vote on this matter even if it does not receive instructions from you, so long as it holds your shares in its name. We encourage you to provide voting instructions to your bank, brokerage firm or other nominee. This ensures that your shares will be voted at the annual meeting according to your instructions. You should receive directions from your bank, brokerage firm or other nominee about how to submit your voting instructions to them.

Q.How many shares must be represented to hold the annual meeting?

A.To hold the annual meeting, our Second Amended and Restated Bylaws requires stockholders holding a majority of our shares issued and outstanding as of the record date, and entitled to vote at the meeting, to be present in person or represented by proxy. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares for which a proxy has been submitted over the Internet, by telephone, or by completing and submitting a proxy by mail, or that are represented in person at the meeting. Further, for purposes of establishing a quorum only, we will count a stockholder’s shares as present even if the stockholder votes (or submits a proxy with instructions to vote) on less than all of the proposals or to abstain. In addition, we will count as present shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote those shares on Proposals 1, 2 and 3. If a quorum is not present, we expect to adjourn the annual meeting until we obtain a quorum.

Q.What vote is required to approve each matter and how are votes counted?

A.Proposal 1—Election of Directors

The six nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is considered a non-discretionary matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee cannot vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

•	vote FOR all nominees;
•	vote FOR a particular nominee or nominees and WITHHOLD your vote from the other nominees; or
•	WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2—Advisory Vote on Executive Compensation

Our board of directors is holding a non-binding advisory vote regarding the compensation of our named executive officers, as described in the “Executive and Director Compensation” section of this proxy statement, including the executive compensation tables and accompanying narrative disclosures therein. To approve Proposal 2, stockholders holding a majority of the votes cast on the matter and voting FOR or AGAINST the proposal must vote FOR the proposal. Proposal 2 is considered a non-discretionary matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee cannot vote your shares on Proposal 2. Shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST the proposal and also will not be counted as votes cast or shares voting on the proposal. If you ABSTAIN from voting on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and also will not be counted as votes cast or shares voting on the proposal. As a result, “broker non-votes” and votes to ABSTAIN will have no effect on the outcome of Proposal 2.

The proposal is advisory and non-binding in nature, but our compensation committee and board of directors will take into account the outcome of the vote when considering future executive compensation arrangements.

Proposal 3—Approval of an Amendment to the 2019 Equity Incentive Plan

To approve Proposal 3, stockholders holding a majority of the votes cast on the matter and voting FOR or AGAINST the proposal must vote FOR the proposal. Proposal 3 is considered a non-discretionary matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee cannot vote your shares on Proposal 3. Shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 3 will not be counted as votes FOR or AGAINST the proposal and also will not be counted as votes cast or shares voting on the proposal. If you ABSTAIN from voting on Proposal 3, your shares will not be voted FOR or AGAINST the proposal and also will not be counted as votes cast or shares voting on the proposal. As a result, “broker non-votes” and votes to ABSTAIN will have no effect on the outcome of Proposal 3.

Proposal 4—Ratification of Appointment of Independent Registered Public Accounting Firm

To approve Proposal 4, stockholders holding a majority of the votes cast on the matter and voting FOR or AGAINST the proposal must vote FOR the proposal. Proposal 4 is considered a discretionary matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee may vote your shares on Proposal 4. If you ABSTAIN from voting on Proposal 4, your shares will not be voted FOR or AGAINST the proposal and also will not be counted as votes cast or shares voting on the proposal. As a result, votes to ABSTAIN will have no effect on the outcome of Proposal 4.

Although stockholder approval of our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our audit committee will reconsider its appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020.

Q.How does the board of directors recommend that I vote on the proposals?

A.Our board of directors recommends that you vote:

FOR the election of each of the six nominees to serve on our board of directors, each to serve for a one-year term expiring at our 2021 annual meeting of stockholders and until his or her successor is duly elected and qualified;

FOR the approval of the non-binding advisory vote on the compensation of our named executive officers;

FOR the approval of an amendment to the 2019 Equity Incentive Plan; and

FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020.

Q.Are there other matters to be voted on at the annual meeting?

A.We do not know of any other matters that may come before the annual meeting. If any other matters are properly presented at the annual meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.Where can I find the voting results?

A.We plan to report the voting results in a Current Report on Form 8-K filed with the SEC within four business days following the date of our annual meeting.

Q.What are the costs of soliciting these proxies?

A.We will bear the cost of soliciting proxies. We have retained Morrow Sodali LLC to assist us in solicitation of proxies for an aggregate fee of approximately $7,500, plus reasonable out-of-pocket expenses. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person without additional compensation. We may reimburse banks, brokerage firms or other nominees holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokerage firms and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports to stockholders, and notices of Internet availability of proxy materials. This means that only one copy of such materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such document to you upon written or oral request to AVEO Pharmaceuticals, Inc., 30 Winter Street, Boston, Massachusetts 02108, Attention: Corporate Secretary, telephone: (857) 400-0101. If you want to receive separate copies of the proxy statement, annual report to stockholders, or notices of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, brokerage firm or other nominee record holder, or you may contact us at the above address and phone number.

PRESENTATION OF OUR COMMON STOCK

On February 19, 2020, we effected a 1-for-10 reverse stock split of our common stock. All references to shares of common stock and per share amounts in this proxy statement give effect to the reverse stock split unless otherwise indicated.

OWNERSHIP OF OUR COMMON STOCK

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of April 15, 2020 by:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;
•	each of our current directors and director nominees;
•	our executive officers that are named in the “Summary Compensation Table for the Years Ended December 31, 2019 and 2018” included elsewhere in this proxy statement; and
•	all of our directors and executive officers as a group.

The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated in the table or in the footnotes to the table below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 16,080,616 shares of our common stock outstanding as of April 15, 2020. Except as otherwise set forth below, the address of each beneficial owner is c/o AVEO Pharmaceuticals, Inc., 30 Winter Street, Boston, Massachusetts 02108.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Common Stock Underlying Warrants Exercisable Within 60 Days	Common Stock Underlying Options Exercisable Within 60 Days		Total Securities Beneficially Owned	Percentage of Shares Beneficially Owned
Holders of more than 5% of our voting securities
Entities affiliated with New Enterprise Associates(1)	2,524,387		1,471,052	—		3,995,439	22.8%
Directors and Named Executive Officers
Kenneth M. Bate	375		—	32,952		33,327	*
Anthony B. Evnin	41,852	(2)	12,953	32,952	(3)	87,758	*
Robert C. Young	1,896	(4)	—	33,277		35,173	*
Gregory T. Mayes	—		—	4,162		4,162	*
Scarlett Spring	—		—	1,664		1,664
Michael Bailey	31,885		5,181	371,460		408,526	2.5%
Michael Needle	5,181		5,181	115,186		125,549	*
Karuna Rubin	—		—	63,058		63,058	*
All current executive officers and directors as a group (9 persons)	81,189		23,316	654,711		759,216	4.5%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)

The shares are directly held by Growth Equity Opportunities Fund IV, LLC, or GEO IV; and indirectly held by New Enterprise Associates 15, L.P., or NEA 15, the sole member of GEO IV; NEA Partners 15, L.P., or NEA Partners 15, the sole general partner of NEA 15; NEA 15 GP, LLC, or NEA 15 GP, the sole general partner of NEA Partners 15, and the individual managers of NEA 15 GP (NEA 15, NEA Partners 15, NEA 15 GP and the individual managers of NEA 15 GP being collectively referred to as the Indirect Reporting Persons). The individual managers of NEA 15 GP are Peter J. Barris, Forest Baskett, Anthony A. Florence, Jr., Mohamad Makhzoumi, Josh Makower, David M. Mott, Scott D. Sandell and Peter W. Sonsini. Each of the Indirect

Reporting Persons disclaims beneficial ownership of the shares held by GEO IV other than those shares which such person owns of record, and except to the extent of its or his pecuniary interest therein. The address of GEO IV is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(2)

Consists of (a) 10 shares of common stock held by Venrock Entrepreneurs Fund Management III, LLC, or VEFM III and (b) 41,841 shares of common stock held directly by Dr. Anthony Evnin.  Dr. Evnin is a partner of VR Management, LLC, an affiliate of VEFM III. Dr. Evnin expressly disclaims beneficial ownership over all shares held by or on behalf of VEFM III, except to the extent of his indirect pecuniary interest therein. The address of VEFM III is c/o Venrock, 3340 Hillview Avenue, Palo Alto, CA 94304.

(3)	Includes 3,500 shares of common stock issuable upon exercise of options held by Dr. Evnin on behalf and for the sole benefit of VR Management, LLC.
(4)	Consists of (a) 1,795 shares of common stock held by Dr. Young, and (b) 100 shares of common stock held by Dr. Young’s wife.

PROPOSAL 1—ELECTION OF DIRECTORS

Our board of directors is currently comprised of six members.  Our board has set the number of directors at six pursuant to our certificate of incorporation and bylaws. The persons named in the accompanying proxy will vote to elect Mr. Bailey, Mr. Bate, Dr. Evnin, Mr. Mayes, Ms. Spring and Dr. Young as directors unless you indicate otherwise on your proxy. Each of the nominees is currently a member of our board of directors.

If they are elected, each of the nominees will hold office until our annual meeting of stockholders in 2021 and until his or her successor is duly elected and qualified. Each of the nominees has indicated his or her willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our board of directors.

There are no family relationships between or among any of our officers or directors.

Below are the names, ages and certain other information regarding the business experience, qualifications, attributes and skills of each of the nominees for director. Information with respect to the number of shares of common stock beneficially owned by each of these individuals, directly or indirectly, as of April 15, 2020 appears above under the heading “Ownership of Our Common Stock.”

Michael P. Bailey, age 54, has served as our President and Chief Executive Officer and as a director since January 6, 2015. Mr. Bailey joined our company in September 2010 as our Chief Commercial Officer and was named our Chief Business Officer in June 2013. Prior to joining our company, Mr. Bailey served as senior vice president, business development and chief commercial officer at Synta Pharmaceuticals Corp., a biopharmaceutical company focused on research, development and commercialization of oncology medicines, from August 2008 to September 2010. From 1999 to 2008, Mr. Bailey worked at ImClone Systems Incorporated, a biopharmaceutical company focused on the development and commercialization of treatments for cancer patients. During his nine-year tenure at ImClone, he was responsible for commercial aspects of the planning and launch of ERBITUX® (cetuximab) across multiple oncology indications, as well as new product planning for the ImClone development portfolio, which included CYRAMZA® (ramucirumab) and PORTRAZZA® (necitumumab). In addition, Mr. Bailey was a member of the strategic leadership committees for ImClone and its North American and worldwide partnerships and led its commercial organization, most recently as senior vice president of commercial operations. Prior to his role at ImClone, Mr. Bailey managed the cardiovascular development portfolio at Genentech, Inc., a biotechnology company, from 1997 to 1999. Mr. Bailey started his career in the pharmaceutical industry as part of Smith-Kline Beecham’s executive marketing development program, where he held a variety of commercial roles from 1992 to 1997, including sales, strategic planning, and product management. Mr. Bailey received a B.S. in psychology from St. Lawrence University and an M.B.A. in international marketing from the Mendoza College of Business at the University of Notre Dame. We believe Mr. Bailey’s qualifications to serve on our board of directors include his service as our chief executive officer, his executive leadership roles at global pharmaceutical companies and his significant experience in cancer research and development and corporate strategy.

Kenneth M. Bate, age 69, has served as a director since December 2007. He is currently an independent consultant. Mr. Bate currently serves on the boards of Catabasis Pharmaceuticals, Inc., Genocea Biosciences, Inc., Epizyme, Inc. and Madrigal Pharmaceuticals, Inc., each a public biopharmaceutical company. During the last five years, Mr. Bate also served as chairman of the board of Cubist Pharmaceuticals, Inc. and as a director of BioMarin Pharmaceutical Inc. and Vanda Pharmaceuticals Inc., each a public biopharmaceutical company. Previously, Mr. Bate was the president and chief executive officer of Archemix Corp., a private biopharmaceutical company, a position he held from April 2009 through December 2011. From 2006 to April 2009, he served in various positions at NitroMed, Inc., a public pharmaceutical company, most recently as president and chief executive officer. From 2002 to 2005, Mr. Bate served as head of commercial operations and chief financial officer at Millennium Pharmaceuticals, Inc., a biopharmaceutical company. Prior to joining Millennium Pharmaceuticals, Mr. Bate co-founded JSB Partners, LLC, a banking and advisory services firm for biopharmaceutical and life sciences companies. From 1990 to 1996, Mr. Bate was employed with Biogen, Inc., a public biotechnology company, first as its chief financial officer and then as head of the commercial organization responsible for launching its multiple sclerosis business. He holds a B.A. in Chemistry from Williams College and an M.B.A. from The Wharton School of the University of Pennsylvania. We believe Mr. Bate’s qualifications to serve on our board of directors include his operating, finance, commercial, transactional and senior management experience in the industry, such as his experience as chief executive officer of Archemix and NitroMed, as head of commercial operations and chief financial officer at Millennium Pharmaceuticals, and as chief financial officer and vice president of sales and marketing at Biogen, as well as his experience serving on the board of directors of other public life sciences companies, such as Cubist Pharmaceuticals, BioMarin Pharmaceutical and Vanda Pharmaceuticals.

Anthony B. Evnin, Ph.D., age 79, has served as a director since March 2002. He has been a Partner at Venrock, a venture capital firm, where he focuses largely on life sciences investments and, in particular, biotechnology investments, since 1975. Dr. Evnin currently serves on the boards of Infinity Pharmaceuticals, Inc., a public biopharmaceutical company, and Cantel Medical Corp., a public medical equipment company. He also serves on the boards of Redpin Therapeutics, Inc. and Bridge Medicines LLC, both private biopharmaceutical companies. During the last five years, Dr. Evnin served as a director of Constellation Pharmaceuticals, Inc. and Juno Therapeutics, Inc, both public biopharmaceutical companies. Dr. Evnin’s previous experience was as a manager of business development at Story Chemical Corporation and a research scientist at Union Carbide Corporation. Dr. Evnin is a trustee emeritus of The Rockefeller University and of Princeton University, a trustee of The Jackson Laboratory, a member of the Boards of Overseers and Managers of Memorial Sloan Kettering Cancer Center, a director of the New York Genome Center, and a member of the board of directors of the Albert and Mary Lasker Foundation. Dr. Evnin holds a Ph.D. in Chemistry from the Massachusetts Institute of Technology and an A.B. from Princeton University. We believe Dr. Evnin’s qualifications to sit on our board of directors include his substantial experience as an investor in, and director of, numerous biopharmaceutical companies, including Infinity Pharmaceuticals and Constellation Pharmaceuticals and his experience as a board member of world renowned hospitals and research universities such as Memorial Sloan Kettering Cancer Center and The Rockefeller University.

Gregory T. Mayes, age 51, has served as a director since February 2019. Mr. Mayes is the president and chief executive officer of Engage Therapeutics, Inc., a privately held specialty biopharmaceutical company, which he founded in January 2017. From January 2018 to April 2019, Mr. Mayes served on the board of OncoSec Medical Incorporated, a public biopharmaceutical company. From 2013 to 2016, Mr. Mayes served as executive vice president and chief operating officer of Advaxis, Inc., a public biotechnology company focused on the development of immune-oncology therapies. Mr. Mayes also served on the board of Advaxis, Inc. from March 2016 to April 2017. Prior to joining Advaxis, Inc., Mr. Mayes served as executive vice president of Dendreon Corporation, a public biotechnology company. From 2010 to 2012, Mr. Mayes was the president and general counsel of Unigene Laboratories, Inc. where he primarily led out-licensing efforts for its oral peptide drug delivery platform. He also served on the board of Unigene Laboratories, Inc. from 2012 to 2013. Prior to these roles, Mr. Mayes served as general counsel and chief compliance officer at ImClone Systems Corporation, a wholly owned subsidiary of Eli Lilly & Company, and as senior counsel at AstraZeneca Pharmaceuticals, LP., and practiced law at Morgan, Lewis & Bockius LLP. He holds a B.S. in advertising and political science from Syracuse University and a J.D. from the Temple University School of Law. We believe Mr. Mayes’ qualifications to serve on our board of directors include his substantial experience as an executive and director of multiple biopharmaceutical and other life sciences companies.

Scarlett Spring, age 56, has served as a director since November 2019. Ms. Spring is the co-founder and chief executive officer of TapRoot Interventions & Solutions, Inc., a privately held software company, which she co-founded in March 2019. From August 2010 to December 2018, Ms. Spring served as president and chief commercial officer for VisionGate, Inc., a privately held biopharmaceutical company. Prior to these roles, Ms. Spring served at Merck & Co., Inc., a public pharmaceutical company, and AstraZeneca Pharmaceuticals, LP, a subsidiary of AstraZeneca plc, a public biopharmaceutical company, in national sales and commercial leadership roles. Ms. Spring also previously served as executive vice president and chief operating officer of the Greater Phoenix Economic Council from 2008 to 2010. She currently serves as a member of the board of directors of Republic Bank of Arizona, the Arizona Bioscience Board and Risk Capital Committee of the Flinn Foundation, and the Arizona Sports and Tourism Authority. She holds a B.A. in Marketing from the University of Texas at Austin and an M.B.A. from Pepperdine University. We believe Ms. Spring’s qualifications to serve on our board of directors include her extensive experience in leadership of national sales and commercial divisions of global biopharmaceutical companies, as well as her extensive experience as a director and executive in healthcare and other highly regulated organizations, such as at the Republic Bank of Arizona.

Robert C. Young, M.D., age 80, has served as a director since July 2009. Dr. Young is president of RCY Medicine, a consulting company focused on cancer center productivity, health care quality and health policy, which he founded in July 2009. From 2007 to 2009, Dr. Young served as chancellor of Fox Chase Cancer Center, and from 1989 to 2007, as its president and chief executive officer. Dr. Young is a past president of the American Society of Clinical Oncology (ASCO), the American Cancer Society and the International Gynecologic Cancer Society, a past chairman of the board of scientific advisors of the National Cancer Institute and a past chairman of the National Comprehensive Cancer Network. Dr. Young serves on the boards of Friends of Cancer Research and NCCN Foundation, each non-profit organizations. Dr. Young is also a member of the scientific advisory boards of the Kansas Cancer Center and the Oklahoma Cancer Center. Dr. Young has also served as chairman of the editorial board of Oncology Times. Dr. Young served on the board of directors of West Pharmaceutical Services, Inc., a public pharmaceutical technology company, from July 2002 to May 2012, and on the board of directors of Human Genome Sciences, Inc., a biopharmaceutical company, from November 2005 to July 2012. Dr. Young holds a B.Sc. in zoology from The Ohio State University and an M.D. from Cornell University Medical College and is board certified in Internal Medicine, Hematology and Medical Oncology. We believe that Dr. Young’s qualifications to serve on our board of directors include his extensive leadership in cancer research as head of the Fox Chase Cancer Center, as chairman of the board of scientific advisors of the National Cancer Institute and at the National Cancer Policy Board at the Institute of Medicine; his service as a director of public life sciences companies West Pharmaceutical Services and Human Genome Sciences and his accomplished background as a board-certified physician.

Our board of directors recommends a vote “FOR” the election of each of the director nominees.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our officers, directors and employees, as well as charters for our audit committee, our compensation committee and our nominating and governance committee, and corporate governance guidelines. We have posted copies of our code of business conduct and ethics and corporate governance guidelines, as well as each of our committee charters, on the Corporate Governance page of the Investors section of our website, www.aveooncology.com, which you can access free of charge. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed by law or Nasdaq listing standards.

Board Determination of Independence

The Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent directors and, in the case of all members of the audit committee, satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in the case of all members of the compensation committee, satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors annually reviews the composition of our board of directors and its committees and the independence of each director. In 2020, based upon information provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors determined that none of Mr. Bate, Dr. Evnin, Mr. Mayes, Ms. Spring or Dr. Young, representing five of our six directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as that term is defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Our board of directors also determined that Mr. Bate, Dr. Evnin, Ms. Spring and Dr. Young, who comprise our audit committee, Mr. Bate, Dr. Evnin and Mr. Mayes, who comprise our compensation committee, and Mr. Mayes, Ms. Spring and Dr. Young, who comprise our nominating and governance committee, satisfy the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. Our board of directors had previously determined that John H. Johnson, who served on the board and on the compensation and nominating and corporate governance committees until his resignation in February 2019, was also independent. In making such determinations, the board of directors considered the relationships that each such non-employee director has with our company and other facts and circumstances the board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Role of the Board

Our board of directors is responsible for establishing broad corporate policies and reviewing our overall performance. The primary responsibility of our board is to oversee the management of our company and, in doing so, serve the best interests of our company and our stockholders. Our board selects, evaluates and provides for the succession of executive officers and, pursuant to recommendations by our nominating and governance committee and subject to stockholder election, selects directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our board also participates in decisions that have a potential major economic impact on our company. Management keeps our directors informed of company activity through regular communication, including written reports and presentations at board and committee meetings.

Our board of directors has designated Mr. Bate, an independent director within the meaning of Nasdaq Listing Rules (see “Board Determination of Independence” above), to serve as our lead outside director of the board of directors. As lead outside director, Mr. Bate performs many of the same functions and duties as a chairman of the board. Pursuant to our Corporate Governance Guidelines, Mr. Bate’s duties as lead outside director include the following:

•	chairing any meeting of the independent directors in executive session;
•	meeting with any director who is not adequately performing his or her duties as a member of the board or any committee;
•	facilitating communications between other members of the board and chief executive officer;
•	coordinating the agenda for each board meeting and determining the need for special meetings of the board; and
•	consulting with the chief executive officer on matters relating to corporate governance and board performance.

We do not currently have a designated chairman and do not have a policy as to whether the same person should serve as both the chief executive officer and the chairman of the board. However, we believe that the board should have the flexibility to make these determinations at any given time in a way that provides the most appropriate leadership for our company. Our board of directors has concluded that our current leadership structure is appropriate at this time. However, the board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

The Board’s Role in Risk Oversight

We face a number of risks in our business, including risks related to: clinical research and development; regulatory reviews, approvals and oversight; intellectual property filings, prosecution, maintenance and challenges; the establishment and maintenance of strategic alliances; manufacturing; pricing and competition; the ability to access additional funding for our business; stockholder litigation; and other risks, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019. Our management is responsible for the day-to-day management of the risks that we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management.

Our board administers its risk oversight function directly and through its three committees. Our lead outside director meets regularly with our chief executive officer and other executive officers to discuss strategy and risks facing our company. Members of our executive management team attend at least quarterly board meetings and are available to address any questions or concerns raised by the board on risk management and other related matters. Each quarter, the board of directors receives presentations from members of senior management on strategic matters involving our business. In addition, the audit committee periodically discusses with management our risk exposures in the areas of financial reporting, internal controls and compliance with legal and financial regulatory requirements, their potential impact on our company and the steps we take to manage them. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Board of Directors Meetings and Attendance

Our board met 18 times during 2019 either in person or by teleconference. During 2019, each of our directors then in office attended at least 75% of the aggregate number of board meetings and meetings of the committees on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

Our corporate governance guidelines provide that directors are responsible for attending annual meetings. Each of our then-current directors attended the 2019 annual meeting of stockholders.

Board Committees

Our board of directors has established standing audit, compensation, and nominating and governance committees, each of which operates under a written charter that has been approved by our board and are available on our website, www.aveooncology.com. Each such committee reviews its respective charter at least annually. The members of each committee are appointed by our board, upon recommendation of our nominating and governance committee.

Our board has determined that all of the members of each of these three standing committees satisfy the independence standards for such committees established by the SEC and the Nasdaq Listing Rules.

Audit Committee

The members of our audit committee are Kenneth Bate (chair), Anthony Evnin, Scarlett Spring and Robert Young. Our board of directors has determined that Mr. Bate is an “audit committee financial expert” as defined in applicable SEC rules. Ms. Spring joined the committee in February 2020. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the independent registered public accounting firm;
•	overseeing the work of the independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	overseeing our internal audit function, if any;
•	discussing our risk management policies;
•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;
•	meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by SEC rules.

Our audit committee met seven times during 2019.

Compensation Committee

The members of our compensation committee are Anthony Evnin (chair), Kenneth Bate and Gregory Mayes. Our compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to our chief executive officer’s and our other executive officers’ compensation;
•	reviewing and making recommendations to our board with respect to the compensation of our chief executive officer;
•	reviewing and approving, or making recommendations to our board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to our board with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules; and
•	preparing the annual compensation committee report required by SEC rules.

The processes and procedures followed by our compensation committee in considering and determining executive compensation are described below under the heading “Executive Officer and Director Compensation Processes.”

Our compensation committee met four times during 2019.

Nominating and Governance Committee

The members of our nominating and governance committee are Robert Young (chair), Gregory Mayes and Scarlett Spring. Ms. Spring joined the committee in February 2020. Our nominating and governance committee’s responsibilities include:

•	identifying individuals qualified to serve as members of our board;
•	recommending to our board the persons to be nominated for election as directors and to each of our board’s committees;
•	reviewing and making recommendations to our board with respect to management succession planning;
•	developing and recommending to our board corporate governance guidelines;
•	developing and recommending to our board continuing educational programs regarding corporate governance and other pertinent topics; and
•	overseeing an annual evaluation of our board.

The processes and procedures followed by our nominating and governance committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process.”

Our nominating and governance committee met four times during 2019.

Director Nomination Process

Our nominating and governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and governance committee and our board.

Scarlett Spring was originally proposed to the nominating and governance committee by the chief executive officer, and was appointed by our board as a director in November 2019. At the annual meeting, stockholders will be asked to consider the election of Ms. Spring, who has been nominated for election as a director by stockholders for the first time.

Criteria and Diversity

In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, our nominating and governance committee applies criteria that include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, absence of conflicts of interest and ability to act in the interests of all stockholders. Our nominating and governance committee also considers the board’s current composition in evaluating any candidate, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. Our corporate governance guidelines specify that the value of diversity on the board should be considered by the nominating and governance committee in the director identification and nomination process. The committee does not assign specific weights to particular criteria; however, our board and nominating and governance committee believe that it is essential that the board members represent diverse viewpoints, and we are actively seeking to identify board candidates that will contribute to the diversity of the board. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board to promote our strategic objectives and fulfill its responsibilities to our stockholders.

The director biographies appearing above under “Proposal 1—Election of Directors” indicate each nominee’s experience, qualifications, attributes and skills that led our board to conclude that each director should serve as a member of our board. Our board believes that the nominees have all had substantial achievement in their professional and personal pursuits, and possess the background, talents and experience that will contribute to the best interests of our company and to long-term stockholder value.

Stockholder Nominations

Stockholders may recommend individuals to our nominating and governance committee for consideration as potential director candidates by submitting names of the proposed candidates, together with appropriate biographical information and background materials and, if the stockholder is not a stockholder of record, a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the nominating and governance committee, c/o Karuna Rubin, Secretary, AVEO Pharmaceuticals, Inc., 30 Winter Street, Boston, Massachusetts 02108. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under our bylaws to nominate director candidates directly, without any action or recommendation on the part of the committee or the board, by following the procedures set forth in our bylaws and described below under the heading “Stockholder Proposals.”

Communicating with the Independent Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The lead outside director, subject to advice and assistance from our company’s legal counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as the lead outside director considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead outside director considers to be important for the directors to know. In general, communications relating to governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs and personal grievances.

Stockholders who wish to send communications on any topic to our board should address such communications to the Board of Directors, c/o Karuna Rubin, Secretary, AVEO Pharmaceuticals, Inc., 30 Winter Street, Boston, Massachusetts 02108.

Executive Officer and Director Compensation Processes

Our compensation committee has implemented an annual performance review program for our executives, under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for our company as a whole and for each of our executive officers. Annual corporate goals are proposed by management and approved by our board at the beginning of each calendar year for the upcoming year. These corporate goals target the achievement of specific clinical, regulatory, corporate development and financial milestones. Annual individual goals focus on contributions that facilitate the achievement of the corporate goals and are set during the first quarter of each calendar year. Individual goals are proposed by management and approved by our compensation committee and board of directors. Annual salary increases, annual bonuses and annual stock options granted to our executives are tied to the achievement of these corporate and individual performance goals.

During the first calendar quarter of each year, we evaluate individual and corporate performance against the written goals for the recently completed year. This process leads to recommendations by our chief executive officer for corporate and individual goal achievement, annual salary increases, annual equity awards and bonuses, if any, for executive officers other than himself, which are then reviewed and approved by our compensation committee and our board of directors. Any awards under our annual cash incentive program to our chief executive officer are based solely on the achievement of our overall corporate goals, as determined by our compensation committee and the board of directors.

Our board of directors has delegated to our chief executive officer, in his capacity as a director and as the sole member of an option committee of the board, authority to make equity awards under our 2019 Equity Incentive Plan to employees that are not executive officers and consultants, at exercise prices equal to the closing price of our common stock on the date of grant and subject to vesting provisions and other conditions specified by our board and the compensation committee.

Our compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. During the year ended December 31, 2019, our compensation committee retained an independent compensation consultant, Radford, an Aon Hewitt company, which we refer to as Radford, to assist the compensation committee in developing our executive compensation programs for 2019 and 2020.

Report of the Audit Committee

Our audit committee has reviewed our audited financial statements for the year ended December 31, 2019 and discussed them with our management and our independent registered public accounting firm, Ernst &Young LLP.

Our audit committee has also received from, and discussed with, Ernst &Young LLP various communications that Ernst &Young LLP is required to provide to our audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC.

In addition, Ernst & Young LLP provided our audit committee with the written disclosures and the letter required by the applicable requirements of the PCAOB and the SEC, and the audit committee has discussed with Ernst &Young LLP their independence.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that our financial statements audited by Ernst & Young LLP be included in our Annual Report on Form 10-K for the year ended December 31, 2019.

By the audit committee of the board of directors of AVEO Pharmaceuticals, Inc.

Kenneth Bate, Chair

Anthony Evnin

Scarlett Spring

Robert Young

Principal Accountant Fees and Services

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two years.

Fee Category	2019	2018
Audit Fees(1)	$746,000	$782,000
Audit-Related Fees	—	—
Tax Fees(2)	$31,000	$23,000
All Other Fees	—	—
Total Fees	$777,000	$805,000

(1)

“Audit Fees” in each of 2019 and 2018 include fees for the integrated audit of our annual financial statements and the effectiveness of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and fees in connection with our public securities offerings, including registration statements, comfort letters and consents.

(2)

“Tax Fees” in each of 2019 and 2018 include fees for tax advice and tax services primarily related to: (i) miscellaneous federal and state tax consulting, (ii) international tax consulting and (iii) tax compliance with domestic and foreign tax returns.

All such accountant services and fees were pre-approved by our audit committee in accordance with the “Audit Committee Pre-Approval Policies and Procedures” described below.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their respective immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our corporate counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee of our board of directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the transaction;
•	the approximate dollar value of the transaction;
•	the approximate dollar value of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unaffiliated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with the best interests of our company. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as a director or an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the entity receiving payment under the transaction; or

•

transactions that involve compensation (a) to an executive officer if the compensation has been approved, or recommended to our board of directors for approval, by our compensation committee or a group of independent directors of our company performing a similar function, or (b) to a director for services as a director of our company if such compensation will be reported pursuant to applicable securities laws; or

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

Related Person Transactions

On August 21, 2018, we completed a public offering of 250,000 shares of our common stock at the public offering price of $22.60 per share, with total gross proceeds to us of $5,650,000. Polar Capital, LLP and an entity affiliated with New Enterprise Associates participated in the public offering. Each of (i) Polar Capital, LLP and (ii) entities affiliated with New Enterprise Associates (collectively) beneficially held more than 5% of our voting securities at such time. Polar Capital, LLP purchased 132,743 shares at a total cost of $3.0 million, and an affiliate of New Enterprise Associates purchased 66,371 shares at a total cost of $1.5 million. In accordance with our related person transaction policy, the participation of these existing stockholders in the underwritten public offering was approved by the audit committee in connection with the offering.

On April 8, 2019, we completed a public offering of 2,173,913 shares of our common stock and warrants to purchase an aggregate of 2,500,000 shares of our common stock, including warrants to purchase an aggregate of 326,086 shares of our common stock sold pursuant to the underwriter’s partial exercise of its overallotment option, at the public offering price of $11.40 per share and $0.10 per warrant, with total gross proceeds to us of $25,032,609. An entity affiliated with New Enterprise Associates participated in this public offering by purchasing 434,782 shares of common stock and warrants to purchase an aggregate of 434,782 shares of common stock at a total cost of approximately $5.0 million. At such time, entities affiliated with New Enterprise Associates (collectively) beneficially held more than 5% of our voting securities. In accordance with our related person transaction policy, the participation of this existing stockholder in the underwritten public offering was approved by the audit committee in connection with the offering.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Our approach to executive compensation is guided by the following principles:

•	holding our executive officers accountable for results over the long term and maintaining integrity in all of the business dealings of our executive officers;
•	rewarding our executive officers for consistently strong execution; and
•	establishing a clear connection between rewards and performance.

These principles underlie our compensation program and, indeed, our entire culture. We seek to achieve financial strength by, among other things, linking compensation to performance goals, using equity as a key component of compensation, and continually reviewing and monitoring our compensation program.

On February 19, 2020, we effected a 1-for-10 reverse stock split of our common stock. All references to shares of common stock and per share amounts in this proxy statement give effect to the reverse stock split unless otherwise indicated.

Executive Summary

We are a biopharmaceutical company developing and seeking to commercialize our pipeline of product candidates designed to provide a better life for patients with cancer.  Our strategy is to focus our efforts and resources toward development and commercialization of our product candidates in North America while leveraging partnerships to support development and commercialization in other geographies.  Our pipeline of product candidates under development includes our lead candidate tivozanib, which is approved in the European Union, the United Kingdom, Norway, New Zealand and Iceland for the treatment of adult patients with advanced renal cell carcinoma, or RCC, and is in development for other indications; ficlatuzumab, a hepatocyte growth factor inhibitory antibody, as a potential treatment for various cancer types; AV-203, an anti-ErbB3 monoclonal antibody, as a potential oncology treatment; AV-380, a humanized IgG1 inhibitory monoclonal antibody targeting growth differentiation factor 15, a divergent member of the TGF-ß family, for the potential treatment of cancer cachexia; and AV-353, which targets the Notch 3 pathway.

We are working to develop and commercialize tivozanib in North America as a treatment for relapsed or refractory metastatic RCC. We are conducting a phase 3 randomized, controlled, multi-center, open-label trial, or the TIVO-3 trial, which compares tivozanib to an approved therapy, sorafenib (Nexavar®), in 350 subjects as a third- and fourth-line treatment for RCC. We have sublicensed tivozanib, marketed under the brand name FOTIVDA®, in Europe and other territories outside of North America. Through our partner, EUSA Pharma (UK) Limited, or EUSA, tivozanib is approved in the European Union as well as the United Kingdom, Norway, Iceland and New Zealand, for the first-line treatment of adult patients with RCC and for adult patients who are vascular endothelial growth factor receptor and mTOR pathway inhibitor-naïve following disease progression after one prior treatment with cytokine therapy for RCC.  We also have clinical collaborations to study tivozanib in combination with immune checkpoint inhibitors in RCC and in hepatocellular carcinoma, or HCC.  In September 2019, we presented final results of a phase 2 clinical trial of tivozanib in combination with Opdivo® (nivolumab), a PD-1 inhibitor, in the first-line and the second-line treatment of RCC, which we refer to as the TiNivo trial. In September 2019, we also opened enrollment in an open-label, multi-center, randomized phase 1b/2 clinical trial of tivozanib in combination with IMFINZI (durvalumab), a PD-L1 inhibitor, as a first-line treatment for patients with advanced, unresectable HCC who have not received prior systemic therapy, which we refer to as the DEDUCTIVE trial, leveraging early monotherapy results in HCC.

When making compensation decisions, the compensation committee considers the progress of the clinical and regulatory development of our product candidates and the need to retain key executives. The compensation committee has focused on retaining and incentivizing our key employees in ways that we believe are both meaningful to the employees, as well as aligned with the interests of our stockholders, including providing our executive officers with annual cash incentive bonuses and equity awards that are dependent on individual and corporate performance, as further described below. In setting compensation for 2020, the compensation committee has continued to focus on ensuring that executive compensation is in line with our peers in order to retain our management team and motivate them to continue to advance our pipeline.

At our 2019 annual meeting, we conducted an advisory vote on executive compensation. Approximately 74% of the votes cast were voted “FOR” approval of our executive compensation program as described and disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion in our 2019 proxy statement. The compensation committee considered the results of this advisory vote, together with the other factors and data discussed in this proxy statement, in determining executive compensation decisions and policies, and believes the result affirms stockholders’ support of our company’s approach to and structure of executive compensation. The compensation committee will continue to consider the outcome of our company’s say-on-pay votes when making future compensation decisions for our named executive officers.

Our Compensation Program Emphasizes Performance

We believe that the compensation of our named executive officers for 2019 was well-aligned with our executive compensation objectives and with our performance for the following reasons:

•

We provide cash bonuses that are 100% dependent upon company and individual performance goals. The cash bonus portion of our named executive officers’ compensation is not guaranteed. We ensure that the performance goals underlying the cash bonuses are aggressive, aligned with stockholders’ interest and results driven. Therefore, if our company or an individual does not perform at a level of excellence, the cash bonus can be, and has been on occasion, zero.

•

We deliver a significant portion of our named executive officers’ target total direct compensation in the form of long-term incentive equity awards. Over the past several years, a significant portion of the total target value of the three primary elements of named executive officer compensation—base salaries, annual cash incentive awards and equity awards—was delivered in the form of long-term equity awards. The amounts disclosed in the executive compensation tables in this proxy statement generally reflect the grant-date fair value of stock option awards, but the actual economic value of stock option awards depends directly on the performance of our stock price over the period during which the awards vest and the period during which stock options may be exercised. Therefore, if stockholder value decreases over time, so does the value of the stock compensation. Our executive officers will only realize value when our stock price, and consequently stockholder value, increases.

•

We aim to attract and retain exceptional executives in an extremely competitive market. In making its recommendation and decisions, the compensation committee reviewed market and peer data, which includes competitive information relating to the mix and levels of compensation for executives in the life science industry. The compensation committee also considered the need to retain key executives and reward those executives who continued to perform at a high level through 2019.

Overview of our Executive Compensation

The following section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers that are named in the “Summary Compensation Table for the Years Ended December 31, 2019 and 2018”, whom we refer to as our “named executive officers”, and the most important factors relevant to an analysis of these policies and decisions.

Under applicable SEC rules, our named executive officers for 2019 were:

•	Michael Bailey, our president and chief executive officer;
•	Michael Needle, our chief medical officer; and
•	Karuna Rubin, our senior vice president and general counsel.

Our compensation committee is responsible for establishing and administering our policies governing the compensation for our named executive officers, including salaries, annual cash incentives and equity incentive compensation. Our compensation committee consists of three independent, non-employee directors of our board, all of whom have extensive experience in our industry. Our compensation committee considers the recommendations of our chief executive officer when determining the appropriate mix of compensation for each of our executive officers, including our named executive officers. Our chief executive officer, however, does not participate in the determination of his own compensation. Although our compensation committee is empowered to approve the salaries, annual cash incentives and equity incentive compensation of certain of our named executive officers, (i) the members of our board of directors approve the salary, annual cash incentive and equity incentive compensation of our chief executive officer, based on the recommendation of the compensation committee, and (ii) the compensation committee typically requests that the members of our board of directors approve the salaries, annual cash incentives and equity incentive compensation of all of our other named executive officers based on the compensation committee’s recommendation.

We believe that the compensation of our named executive officers should be designed to focus executive behavior on the achievement of short-term corporate goals as well as long-term business objectives and strategies. We place significant emphasis on pay-for-performance compensation, which rewards our executives when we achieve certain specific regulatory, clinical, corporate development and financial milestones, thereby creating stockholder value. We use a combination of base salary, annual cash incentive compensation, long-term equity incentive compensation and a broad-based benefits program to create a competitive compensation package for our executive officers.

Objectives of our Executive Compensation Program

Our compensation committee has designed our overall executive compensation program to achieve the following objectives:

•	attract and retain talented and experienced executives;
•	motivate and reward executives whose knowledge, skills and performance are critical to our success;
•

provide a competitive compensation package that aligns the interests of our named executive officers and stockholders by including a significant variable component which is weighted heavily toward performance-based rewards;

•	ensure fairness among executive officers by recognizing the contributions each executive makes to our success; and
•	foster a shared commitment among executives by aligning their individual goals with our corporate goals and the creation of stockholder value.

Basis for Compensation Policies and Decisions

We use a mix of short-term compensation, consisting of base salaries and annual cash incentive awards, and long-term compensation, consisting of equity incentive compensation, to provide a total compensation structure that is designed to achieve our objectives.

In arriving at the amount and types of initial compensation for each of our named executive officers, we consider the following factors:

•

the individual’s particular background and circumstances, including prior relevant work experience and compensation paid prior to joining us and the uniqueness of the individual’s skills within the industry;

•	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review (as further discussed below);
•	the demand for people with the individual’s specific expertise and experience at the time of hire;
•	performance goals and other expectations for the individual’s position;
•	comparison to other executives within our company having similar levels of expertise and experience; and
•	recommendations from our independent compensation consultant.

We reassess annually the compensation of our named executive officers and determine whether any adjustments should be made. In determining whether to adjust the compensation of any of our named executive officers, we generally take into account the following factors:

•	formal market data regarding base salary, cash incentives and equity compensation from a leading life science compensation survey of comparable biopharmaceutical and biotechnology companies;
•	the roles and responsibilities of our executives, including any increases or decreases in responsibilities; and
•	the contributions and performance of each named executive officer.

In making certain compensation decisions during 2019 and for 2020, the compensation committee also considered the extended timeline of our TIVO-3 trial, the need to retain key executives and our stock price.

Our compensation committee retained an independent compensation consultant, Radford, to assist the compensation committee in developing our executive compensation for 2019 and 2020.

To assist in determining executive compensation in 2019, Radford and the compensation committee reviewed a peer group, which we refer to as the 2019 peer group, of publicly traded companies in the life sciences industry at a stage of development, market capitalization, geography and size comparable to ours, which companies the compensation committee believed were generally comparable to our company and against which the compensation committee believed we competed for executive talent. In addition to the publicly available information with respect to our 2019 peer group companies. In addition, Radford gathered competitive market data from the 2018 Radford Global Life Sciences Survey of public biopharmaceutical companies with less than 100 employees and a market value between $100 million and $900 million, which we refer to as the 2018 Radford Global Life Sciences Survey. The survey included data from companies in the life sciences industry which the compensation committee believes are generally comparable to our company and against which the compensation committee believes we compete for executive talent.

To assist in determining executive compensation in 2020, Radford and the compensation committee reviewed a peer group, which we refer to as the 2020 peer group, of publicly traded companies in the life sciences industry at a stage of development, market capitalization, geography and size comparable to ours, which companies the compensation committee believed were generally comparable to our company and against which the compensation committee believed we competed for executive talent. The compensation committee, in consultation with members of the Radford team, included the following companies in the 2020 peer group:

AcelRx Pharmaceuticals	Idera Pharmaceuticals	Stemline Therapeutics
Aldeyra Therapeutics	MEI Pharma	Syndax Pharmaceuticals
BioCryst Pharmaceuticals	Paratek Pharmaceuticals	Syros Pharmaceuticals
Calithera Biosciences	Progenics Pharmaceuticals	TG Therapeutics
Catalyst Pharmaceuticals	resTORbio	Verastem
Chiasma	Rigel Pharmaceuticals
Geron	Sesen Bio

In addition to the publicly available information with respect to our 2020 peer group companies, Radford gathered competitive market data from the 2019 Radford Global Life Sciences Survey of public biopharmaceutical companies with less than 100 employees and a market value between $100 million and $600 million, which we refer to as the 2019 Radford Global Life Sciences Survey, for our analysis of executive compensation in 2020.

Our compensation committee has concluded that our executive compensation program is effectively designed in light of our objectives and continues to be aligned with the interests of our stockholders and, therefore, determined not to make significant changes to the structure of our executive compensation program in 2020.

In setting compensation for 2020, the compensation committee focused on ensuring that compensation was in line with our peers in order to retain and motivate our management team.

The Chief Executive Officer’s Role in the Compensation Process

The compensation committee has historically used, in addition to its own judgment and experience and the resources and tools described above, the recommendations of our chief executive officer as to the performance of each executive and as to the amount and type of compensation for such executive. Mr. Bailey, our chief executive officer, did not participate in the determination of his own compensation for 2019 or 2020.

Risk Considerations in our Compensation Program

Our compensation committee has discussed the concept of risk as it relates to our executive compensation program, and our compensation committee does not believe our executive compensation program encourages excessive or inappropriate risk taking. As described more fully below in “Executive Compensation Components,” we structure our pay to consist of both fixed and variable compensation to motivate our executives to produce superior short- and long-term results that are in our best interests and the best interests of our stockholders and that have the greatest potential to increase stockholder value. We have reviewed our compensation policies and programs with our compensation and audit committees and have concluded that any risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on our company or business.

Executive Compensation Components

Our executive compensation program is primarily comprised of:

•	base salary;
•	annual cash incentive compensation; and
•	equity compensation.

Our compensation committee has not adopted a formal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the compensation committee, after reviewing information provided by our compensation consultant, determines what it believes to be the appropriate and competitive level and mix of the various compensation components.

We generally strive to provide our named executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance. While we believe that the annual cash incentive component of our compensation package encourages our executives to focus on our short-term performance, generally over a one-year period, we rely upon equity-based awards to encourage focus on our longer-term performance. In addition, we provide our executives with benefits that are available to all of our salaried employees, including medical, dental, group life and accidental death, dismemberment and long-term and short-term disability insurance, and matching contributions in our 401(k) plan.

Base Salary. Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions at comparable companies. When establishing base salaries for 2019 and 2020, our board of directors, upon the recommendation of our compensation committee, considered the overall economic environment, the company’s cash position, the degree to which our company achieved its business goals and objectives, the need to attract, motivate and retain key executives, and each individual’s performance. In addition, with respect to the base salaries of our named executive officers in 2019 and 2020, other than Mr. Bailey, our compensation committee considered the recommendations of Mr. Bailey in determining appropriate base salary levels.

2019 Base Salaries

In February 2019, our board of directors, on the recommendation of the compensation committee, established the base salaries of our named executive officers for 2019, as set forth in the table below.  Mr. Bailey and Dr. Needle volunteered to forego the salary increase recommended by Radford in order to help preserve cash for our company given the extended timeline of the TIVO-3 trial. For Ms. Rubin, the increase was made to be competitive with the 50th percentile of comparable companies in the 2019 peer group and the 2018 Radford Global Life Sciences Survey, as recommended by Radford. The 2019 base salaries for our named executive officers were as follows:

Name	2019 Annual Base Salary ($)	Percentage Increase in Base Salary From 2018 Base Salary (%)
Michael Bailey(1)	$527,621	—%
Michael Needle(1)	$436,578	—%
Karuna Rubin	$345,251	15.0%

(1)	Mr. Bailey and Dr. Needle volunteered to forego any increases to their base salaries for 2019.

2020 Base Salaries

In February 2020, our board of directors, on the recommendation of the compensation committee, established the base salaries of our named executive officers for 2020, as set forth in the table below. Radford recommended salary increases for 2020 for each of our named executive officers that were derived from the 50th percentile of comparable companies in the 2020 peer group and the 2019 Radford Global Life Sciences Survey. Our compensation committee made its recommendation to the board based on Radford’s recommendations, with adjustments based on the achievements of the named executive officers in 2019. The 2020 base salaries for our named executive officers are as follows:

Name	2020 Annual Base Salary ($)	Percentage Increase in Base Salary From 2019 Base Salary (%)
Michael Bailey	$564,554	7.0%
Michael Needle	$451,858	3.5%
Karuna Rubin	$374,597	8.5%

Annual Cash Incentive Program. We have designed our annual cash incentive program to reward our named executive officers who continue to provide service to our company upon the achievement of specified annual corporate and, for our named executive officers other than our chief executive officer, individual goals which are approved in advance by our compensation committee and board of directors. Our annual cash incentive program emphasizes pay-for-performance and is intended to closely align executive compensation with achievement of specified operating results as the cash incentive amount is calculated on the basis of the percentage of individual or corporate goals achieved, respectively. The compensation committee communicates the cash incentive award criteria to such executive officers at the beginning of each fiscal year. The performance goals established by the compensation committee are based on the business strategy of our company and the objective of building stockholder value. There are three steps for determining whether, and the extent to which, an annual cash incentive award is payable to such executive officer. First, at the beginning of the fiscal year, the compensation committee determines the target annual cash incentive award for such executive officer based on a percentage of the officer’s annual base salary for that year. Second, at the beginning of the fiscal year, the compensation committee establishes the specific performance goals that must be met in order for the officer to receive the award and the related weighting of each goal. Third, shortly after the end of the fiscal year, the compensation committee determines the extent to which these performance goals were met and the amount of the award. The board of directors considers, and if they deem appropriate, approves, the recommendation of the compensation committee with respect to each of these steps. Our compensation committee has the authority to make discretionary adjustments to our annual cash incentive program, including the ability to make additional awards based on our named executive officers’ performance and to modify the corporate and individual performance targets and the level of awards that our named executive officers receive in conjunction with their performance against the targets.

2019 Cash Incentive Program

In February 2019, the compensation committee established a target cash incentive payment for each of our named executive officers based on a percentage of their 2019 annual base salary as set forth below. These target cash incentive payments were based on percent target bonus cash incentives comparable to similar executives in the 2018 Radford Global Life Sciences Survey.  To arrive at the competitive market data, Radford blended this broad life sciences survey data with peer survey data from the 2019 peer group set at levels that approximated the 50th percentile of percent target executive cash bonus incentive compensation at those companies. For 2019, the target cash incentive payments and the cash incentive amounts paid to our named executive officers, taking into account the achievement of corporate goals and individual goals discussed below, were as follows:

Name	2019 Target Annual Cash Incentive Award($)	Cash Incentive Award Paid for 2019 ($)(1)	Cash Incentive Award as a Percentage of Target Cash Incentive Award (%)
Michael Bailey	$290,192	$258,270	89%
Michael Needle	$174,631	$148,786	85%
Karuna Rubin	$138,100	$127,328	92%

(1)	The annual cash incentive awards for the year ended December 31, 2019 were paid in February 2020.

On February 5, 2020, upon the recommendation of the compensation committee, the board determined to award the achievement of the corporate goals under the annual cash incentive program for the year ending December 31, 2019 at 89% of their aggregate target level.  The goals as achieved in 2019 are set forth below:

2019 Corporate Goals		Target Score (%)	Actual Score (%)
Financial
•	Secure funds that enable a cash runway to extend into 2021	25%	27.5%	(1)
Tivozanib
•	Execute the TIVO-3 trial to enable an FDA submission in fourth quarter of 2019
•	Successfully complete Phase 1 (IO) combo study in HCC that enables Phase 2
•	Expand clinical collaborations for IO combinations	50%	32.5%	(2)
Pipeline
•	Initiate animal toxicology study for AV-380 to enable IND or partner program
•	Complete a business development transaction to advance or monetize pipeline asset(s) inclusive of tivozanib ocular formulation, ficlatuzumab and AV-203	20%	25%	(3)
Corporate
•	Maintain and motivate organizational infrastructure to achieve goals	5%	4%	(4)
Total		100%	89%
TIVO-3 Kicker
•	Positive TIVO-3 OS data	1.5X	N/A	(5)

(1)

Financial: Our board of directors determined that we exceeded the requirement for achieving this corporate goal. In 2019, we secured funding that extended our cash runway from the third quarter of 2019 into the second quarter of 2021, which was more than one quarter longer than required to achieve the corporate goal.  Our cash runway was achieved through a combination of nondilutive business development transactions, including the upfront payment received from Kyowa Kirin Co., Ltd. (formerly Kirin Brewery Co., Ltd.), or KKC, pursuant to the August 2019 amendment to our license agreement with KKC, or the KKC Agreement, the royalty and reimbursement milestone payments received from EUSA, and capital market offerings, including a public offering of our common stock and warrants in April 2019 and sales of common stock under our at-the-market facility.

(2)

Tivozanib Development: Our board of directors determined that we partially achieved this corporate goal. In August 2019, we performed a second prespecified interim overall survival, or OS, analysis for the TIVO-3 trial resulting in an OS hazard ratio of 0.99 (p=0.95). We met with the U.S. Food and Drug Administration, or FDA, to discuss the potential submission of a new drug application, or NDA, for tivozanib with the updated OS data, and the FDA recommended that we not submit an NDA at that time. Following the FDA’s recommendation, we made the strategic decision not to submit an NDA for tivozanib in 2019, opting to wait until the first quarter of 2020, closer to the second quarter 2020 final analysis of OS data.  Our board of directors took into account the improvement in the OS hazard ratio and the progress we made towards filing an NDA in determining that we partially achieved the portion of the corporate goal related to the TIVO-3 trial.  In addition, our board of directors determined that we partially achieved the portion of the corporate goal related to our DEDUCTIVE trial. We completed study start-up activities and opened enrollment in the phase 1b portion of the DEDUCTIVE trial in September 2019, but had not completed the phase 1b portion of the trial by year end.  In addition, our board of directors determined that we partially achieved the portion of the corporate goal related to expanded clinical collaborations for IO combinations due to our continuing work toward additional clinical collaborations, pending, in part, the outcome of the TIVO-3 final OS analysis.

(3)

Pipeline: Our board of directors determined that we exceeded the requirement for achieving this corporate goal. In 2019, we initiated preclinical toxicology studies of AV-380 to support a potential investigational new drug application with the FDA in the second half of 2020 and our board of directors determined that we fully achieved this portion of the corporate goal. In addition, we entered into an amendment to the KKC Agreement in August 2019 pursuant to which KKC repurchased the non-oncology rights to tivozanib in our territory, excluding the rights we have sublicensed to EUSA. Pursuant to the amendment, KKC made a non-refundable upfront payment to us of $25.0 million and waived a one-time milestone payment of $18.0 million otherwise payable by us upon our obtaining marketing approval for tivozanib in the U.S. KKC is also required to make certain milestone payments and royalty payments to us on net sales of tivozanib in non-oncology indications in our territory. Our board of directors determined that we exceeded the requirement for achieving this portion of the corporate goal.

(4)

Corporate: Our board of directors considered the retention of a majority of our employees and the recruitment efforts in 2019 to fill key leadership roles and determined that this corporate goal was partially achieved.

(5)	Positive TIVO-3 OS Kicker: Our board of directors decided to defer the TIVO-3 kicker to 2020 as the final OS analysis is expected to be reported in June 2020.

For 2019, the individual goals for each of our named executive officers (other than our chief executive officer) accounted for 20% of his or her performance incentive. The annual cash incentive payment for our chief executive officer is based solely on the achievement of our overall corporate goals described above. The individual goals for our other named executive officers are primarily related to the corporate goals for which they are most responsible and, to a lesser extent, individual development goals or department specific goals, subject to discretionary adjustments that our compensation committee deems appropriate. Our chief executive officer makes recommendations to the compensation committee as to the degree to which those named executive officers have satisfied their individual goals.

For 2019, Dr. Needle’s goals related to leading the clinical group; acting as our clinical representative in interactions with investigators, key opinion leaders, cooperative groups and partners to advance the development of our product candidates; executing the TIVO-3 data analyses in preparation for a potential NDA submission to the FDA; and leading the phase 1 portion of the DEDUCTIVE trial.

For 2019, Ms. Rubin’s goals related to leading the legal group; assuring compliance with securities and governance matters; managing litigation, intellectual property, contracts and other legal matters; and overseeing risk management compliance.

2020 Cash Incentive Program

In February 2020, the compensation committee established a target cash incentive payment for each of our named executive officers based on a percentage of their 2020 annual base salary as set forth below. These target cash incentive payments were based on target cash incentives comparable to similar executives in the 2019 Radford Global Life Sciences Survey.  To arrive at the competitive market data, Radford blended this broad life sciences survey data with peer survey data from the 2020 peer group set at levels that approximated the 50th percentile of target executive cash incentive compensation at those companies.

Name	2020 Annual Base Salary ($)	Target Percentage of 2020 Annual Base Salary (%)	2020 Target Annual Cash Incentive Award ($)
Michael Bailey	$564,554	55%	$310,505
Michael Needle	$451,858	40%	$180,743
Karuna Rubin	$374,597	40%	$149,839

In February 2020, our board of directors, upon the recommendation of our compensation committee, established the following corporate goals under the annual cash incentive program for the year ending December 31, 2020, as set forth below:

2020 Corporate Goals		Percentage of Annual Cash Incentive Award Attributable to Corporate Goals
Financial
•	Secure funds consistent with corporate objectives (clinical, regulatory and commercial) that provide a cash runway into 2022	15%
Tivozanib
•

File NDA and successfully respond to FDA information requests, gain a positive opinion from the Oncologic Drugs Advisory Committee of the FDA, secure commercial drug supply and prepare for commercialization

•	Initiate randomized IO combination study in RCC
•	Complete enrollment for Phase 2 portion of DEDUCTIVE trial in HCC	60%
Pipeline
•	Submit AV-380 IND
•	Advance ficlatuzumab study to enable phase 3 decision
•	Complete a business development transaction to advance or monetize pipeline asset(s)	20%
Corporate
•	Maintain and motivate organizational infrastructure to achieve corporate goals	5%
Total		100%
TIVO-3 Kicker
•	Positive TIVO-3 OS data	1.5X

Our chief executive officer’s annual cash incentive award is based solely on the achievement of these corporate goals. The annual cash incentive awards for our other named executive officers are based on a combination of achievement of the corporate goals set forth above (80% of award) and individual goals that are also set annually (20% of award).

For 2020, Dr. Needle’s goals relate to leading the clinical group; acting as our clinical representative in interactions with investigators, key opinion leaders, cooperative groups and partners to advance the development of our product candidates; leading the NDA submission to the FDA; and leading our clinical trials.

For 2020, Ms. Rubin’s goals relate to leading the legal group; assuring compliance with securities and governance matters; managing litigation, intellectual property, contracts and other legal matters; and overseeing risk management compliance.

Equity Compensation.  We use stock options, including time-based and performance-based options, to attract, retain, motivate and reward our named executive officers. Through our equity-based grants, we seek to align the interests of our named executive officers with our stockholders, reward and motivate both short-term and long-term executive performance and provide an incentive for retention. Our decisions regarding the amount and type of equity incentive compensation, the allocation of equity and the relative weighting of these awards within total executive compensation have been based on market practices of similarly-situated companies.

We grant equity incentive awards to our employees, including our named executive officers, in connection with the commencement of their employment and, generally, on an annual basis, as part of our overall compensation program. Historically, all grants of equity awards to our named executive officers have been made by our board of directors at regularly scheduled meetings during the year upon the recommendation of our compensation committee. The exercise or purchase price of each stock option is equal to the fair market value of our common stock on the date of grant, which is generally the date of the board meeting approving such grant, the date of hire or such other date as the board may specify consistent with applicable law.  In addition to the factors set forth above, we also consider the number of shares subject to, and exercise prices of, our executive officers’ vested and unvested outstanding awards, as well as the vesting schedule of our executive officers’ unvested awards and the amount and percentage of total equity on a diluted basis held by our executive officers.

Vesting of options and restricted stock granted to our named executive officers fully accelerates if such officer is terminated without “cause” within 18 months following a change in control of us – see “Severance and Change in Control Benefits” below. Vesting ceases at termination of employment. Exercise rights, if applicable, cease shortly after termination of employment except in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalent payments.

Our insider trading policy, which applies to all of our employees and directors, prohibits (i) pledging of our securities, including purchasing our securities on margin, margin accounts and pledges as collateral for a loan and (ii) hedging of our securities, including shorts sales of our securities and purchases or sales of puts, calls and other derivative securities. We do not have any equity ownership guidelines for our executive officers.

2019 Equity Compensation Awards

In February 2019, as part of the annual performance evaluations of our named executive officers, our board of directors, upon the recommendation of our compensation committee, granted to our named executive officers options to purchase shares of our common stock as set forth in the table below, contingent on the approval of the 2019 Equity Incentive Plan by our stockholders at the 2019 annual meeting. Our compensation committee made its recommendations based on its analysis, with input from our consultant, Radford, of the executive officer equity compensation practices of the 2019 peer group companies and the 2018 Radford Global Life Sciences Survey.  The committee generally recommended awards that approximated the 50th percentile of executive equity incentive compensation at those companies, with adjustments that considered performance, retention, and total compensation for each executive officer. The stock option awards to such named executive officers were granted with a term of 10 years and an exercise price of $6.20 per share, which was the closing price of our common stock on the date of grant. The options vest in equal monthly installments over four years, subject to the officer’s continued employment with our company.

Name	Total Number of Shares of Common Stock Underlying Time-Based Options Granted in 2019
Michael Bailey	120,000
Michael Needle	20,000
Karuna Rubin	45,065

2020 Equity Compensation Awards

In February 2020, as part of the annual individual performance evaluations of our named executive officers, our board of directors, upon the recommendation of our compensation committee, granted to our named executive officers options to purchase shares of our common stock as set forth in the table below. Our compensation committee, with input from our consultant, Radford, analyzed the executive officer equity compensation practices of the 2020 peer group companies and the 2019 Radford Global Life Sciences Survey. The committee generally recommended awards that approximated the 50th percentile of executive equity incentive compensation at those companies, with adjustments that considered performance, retention and total compensation for each executive officer. The compensation committee considered the extended timeline of the tivozanib program and determined to use equity rather than cash retention in order to preserve the company’s cash and to continue to align executive and stockholder incentives.  The stock option awards to such named executive officers were granted with a term of 10 years and an exercise price of $5.60 per share, which was the closing price of our common stock on the date of grant. The options vest in equal monthly installments over four years, subject to the officer’s continued employment with our company.

Name	Total Number of Shares of Common Stock Underlying Time-Based Options Granted in 2020
Michael Bailey	121,025
Michael Needle	30,000
Karuna Rubin	42,500

Other Benefits

We believe that establishing competitive benefit packages for all of our employees is an important factor in attracting and retaining highly qualified personnel. Named executive officers are eligible to participate in our employee benefit plans, such as medical, dental, group life and accidental death and dismemberment insurance and our 401(k) plan, in each case on the same basis as our other employees. Under our 401(k) plan, we match 50% on every dollar contributed by an employee up to a maximum of 5% of the employee’s salary. The match vests at 25% per year over four years. In addition, we have provided housing or commuting allowances to certain of our named executive officers, as described in this proxy statement, under their employment agreements in connection with relocation. We intend to maintain our current benefits, although our compensation committee may amend or add to the benefits and perquisites made available to our named executive officers if it deems it advisable to do so.

Severance and Change in Control Benefits

Each of our named executive officers are entitled to receive severance benefits in connection with a termination of their employment, unless such termination is for cause.  If we undergo a change in control, our named executive officers are entitled to severance payments and immediate vesting of all equity awards if we terminate their employment without cause, or if they leave their employment with us for good reason (as such terms are defined in the Key Employee Change in Control Severance Benefit Plan), within 18 months of such change in control event. Our change in control benefits have been structured as “double trigger” benefits. This means that the change in control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated during the specified period after the change in control. We believe a “double trigger” benefit maximizes stockholder value because it prevents an unintended windfall to executives in the event of a friendly change in control, while still providing executives with appropriate incentives to cooperate in negotiating any change in control in which they believe they may lose their jobs but which may be beneficial to stockholders.

We believe providing these benefits helps us compete for executive talent. After reviewing the practices of comparable companies, we believe that our severance and change in control benefits are generally in line with severance packages offered to executives by our peers.

Please refer to “Employment Agreements and Severance Arrangements” for a more detailed discussion of these benefits. We have also provided more information about these benefits, along with estimates of their value under various circumstances, under “—Potential Payments and Benefits Upon Termination and a Change in Control” below.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid in any taxable year to a company’s chief executive officer, chief financial officer, and other officers whose compensation is required to be reported to the company’s stockholders pursuant to the Exchange Act by reason of being among its three highest compensated officers. For taxable years beginning on or before December 31, 2017, certain compensation, including compensation paid to our chief financial officer and qualified performance-based compensation, was not subject to the deduction limitations. Pursuant to the Tax Cuts and Jobs Act, signed into law on December 22, 2017, or Tax Act, subject to certain transition rules, for taxable years beginning after December 31, 2017, the deduction limitations under Section 162(m) are expanded to apply to compensation in excess of $1 million paid in any taxable year to our chief financial officer, and the performance-based compensation exception to the deduction limitations under Section 162(m) is no longer available. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid to the specified executives will not be deductible, unless grandfathered under transition guidance.

We account for equity compensation paid to our employees in accordance with Accounting Standards Codification, or ASC, 718, which requires us to measure and recognize compensation expense in our financial statements for all share-based payments based upon an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is incurred.

Summary Compensation Table for the Years Ended December 31, 2019 and 2018

The following table sets forth information for the years ended December 31, 2019 and 2018 regarding compensation awarded to, earned by or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Michael Bailey,	2019	$527,621	$735,240	$258,270	$68,513	$1,589,644
Chief Executive Officer	2018	$527,621	$2,340,394	$174,115	$68,432	$3,110,562
Michael Needle,	2019	$436,578	$122,540	$148,786	$12,275	$720,179
Chief Medical Officer	2018	$436,578	$549,455	$106,525	$10,112	$1,102,670
Karuna Rubin,	2019	$345,251	$276,113	$127,328	$787	$749,479
Senior Vice President and General Counsel	2018	$300,217	$639,131	$62,145	$650	$1,002,143

(1)

The amounts reported in the “Option Awards” column represent the grant date fair value of the stock options granted during 2019 and 2018, as computed in accordance with FASB ASC Topic 718, using a Black-Scholes valuation model. A key assumption in the Black-Scholes valuation model is the exercise price, which represents the closing stock price of our common stock on the date of grant. The options granted to our named executive officers in 2019 were subject to stockholder approval of the 2019 Equity Incentive Plan at the annual meeting of stockholders held on June 12, 2019. We began recognizing expense for these awards on June 12, 2019 because the grant date criteria under ASC 718 had been met. The closing stock price of our common stock on June 12, 2019 was $7.60 per share. The closing stock price of our common stock on February 1, 2018 was $30.80 per share. Our assumptions with respect to the valuation of option awards are set forth in note 8 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers from the stock options.

(2)

Our compensation committee determined to pay Mr. Bailey, Dr. Needle and Ms. Rubin annual cash incentive awards equal to 89%, 85%, and 92%, respectively, of such executive officer’s target award for performance in 2019. Our compensation committee determined to pay Mr. Bailey, Dr. Needle and Ms. Rubin annual cash incentive awards equal to 60%,61% and 69%, respectively, of such executive officer’s target award for performance in 2018.

(3)

Amounts in this column represent the sum of (i) any matching contributions made by us under our tax-qualified 401(k) Retirement Plan, (ii) any life insurance premiums paid on behalf of the executive officer, and (iii) a housing and commuting allowance for Mr. Bailey of $60,000 in each of 2019 and 2018.

Grants of Plan-Based Awards for the Year Ended December 31, 2019

The following table sets forth information for the year ended December 31, 2019 regarding grants of plan-based awards made during 2019 to our named executive officers.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Stock and Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Target ($)(1)	Target (#)	Options (#)(2)	Awards ($/sh)	Awards ($)(3)
Michael Bailey	2/6/2019	$290,192	—	120,000	$6.20	$735,240
Michael Needle	2/6/2019	$174,631	—	20,000	$6.20	$122,540
Karuna Rubin	2/6/2019	$138,100	—	45,065	$6.20	$276,113

(1)

Represents the target payout levels under the annual cash incentive program. Target payouts for Mr. Bailey, Dr. Needle and Ms. Rubin represented 55%, 40% and 40% of base salary in 2019, respectively. The actual payout with respect to each named executive officer is shown above in the Summary Compensation Table for the Years Ended December 31, 2019 and 2018 in the column titled “Non-Equity Incentive Plan Compensation.” The annual cash incentive program did not have threshold payout levels, as the determination of the level of achievement of corporate and individual goals was subjective and subject to the discretion of our board of directors. Payouts under the annual cash incentive program were not subject to any maximum limit. Additional information regarding the design of the annual cash incentive program, including a description of the corporate goals and individual performance applicable to 2019 awards, is described above in “—Executive Compensation Components.”

(2)

For the vesting schedules of these awards, please see the footnotes to “Outstanding Equity Awards at December 31, 2019” table below. Some of these awards are subject to acceleration upon termination of employment as further described in the “—Employment Agreements and Severance Arrangements” section below.

(3)

Amounts represent the grant date fair value, computed in accordance with FASB ASC Topic 718, using a Black-Scholes valuation model. A key assumption in the Black-Scholes valuation model is the exercise price, which represents the closing stock price of our common stock on the date of grant. The options granted to our named executive officers in 2019 were subject to stockholder approval of the 2019 Equity Incentive Plan at the annual meeting of stockholders held on June 12, 2019. We began recognizing expense for these awards on June 12, 2019 because the grant date criteria under ASC 718 had been met. The closing stock price of our common stock on June 12, 2019 was $7.60 per share. Our assumptions with respect to the valuation of option awards are set forth in note 8 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

Outstanding Equity Awards at December 31, 2019

The following table sets forth information regarding outstanding equity awards held as of December 31, 2019 by our named executive officers.

Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)			Option Expiration Date
Michael Bailey	25,000	95,000		$6.20	(2)		2/6/2029
	45,833	54,167		$30.80	(3)		2/1/2028
	18,867	—		$6.00			2/8/2027
	40,021	16,479		$6.00	(4)		2/8/2027
	45,042	958		$10.80	(5)		1/7/2026
	90,000	—		$8.40			1/6/2025
	16,750	—		$15.70			6/19/2024
	7,500	—		$17.70			1/29/2024
	12,000	—		$25.10			6/26/2023
	3,250	—		$77.20			1/24/2023
	3,100	—		$131.80			1/31/2022
	500	—		$141.60			2/15/2021
	18,000	—		$142.60			10/5/2020
Michael Needle	4,167	15,833		$6.20	(2)		2/6/2029
	10,313	12,188		$30.80	(3)		2/1/2028
	7,000	—		$6.00			2/8/2027
	14,875	6,125		$6.00	(4)		2/8/2027
	18,017	383		$10.80	(5)	(6)	1/7/2026
	50,000	—		$10.70	(7)		2/3/2025
Karuna Rubin	9,388	35,677		$6.20	(2)		2/6/2029
	12,833	15,167		$30.80	(3)		2/1/2028
	3,333	—		$6.00			2/8/2027
	7,083	2,917		$6.00	(4)		2/8/2027
	8,958	1,042		$9.20	(8)		5/26/2026
	2,938	63		$10.80	(5)		1/7/2026
	3,500	—		$15.90			7/7/2025

(1)

The equity awards held by our named executive officers are subject to vesting acceleration upon certain events of termination of employment, as further described in the “—Employment Agreements and Severance Arrangements” section below.

(2)	These options vest in equal monthly installments through February 6, 2023.
(3)	These options vest in equal monthly installments through February 1, 2022.
(4)	These options vest in equal monthly installments through February 8, 2021.
(5)	These options vested in equal monthly installments through January 1, 2020.

(6)

Dr. Needle is deemed to hold 6,789 of these options for the benefit of a family member who is entitled to the shares issued upon exercise of such options by Dr. Needle and may be deemed an indirect beneficial owner of these options.

(7)

Dr. Needle is deemed to hold 20,573 of these options for the benefit of a family member who is entitled to the shares issued upon exercise of such options by Dr. Needle and may be deemed an indirect beneficial owner of these options.

(8)

These options vest as to 25% of the shares underlying the award on May 26, 2017 and in thirty-six equal monthly installments thereafter as to the remaining shares underlying the award through May 26, 2020.

Option Exercises

Our named executive officers did not exercise any stock options during the year ended December 31, 2019.

Pay Ratio of Chief Executive Officer to Median Employee

Following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees.

We determined our median employee based on 2019 compensation, which consists of (i) annual base salary, (ii) target annual cash incentive bonus, and (iii) grant date fair value of equity awards granted during 2019 for each of our 18 employees (excluding the CEO) as of December 31, 2019. Base annual salaries and target annual cash incentive bonuses have been annualized for full-time employees who joined our company during 2019.

As disclosed in the Summary Compensation Table appearing above, our CEO’s annual total compensation for 2019 was $1,589,644.  The annual total compensation of our median employee (other than the CEO) for 2019 was $283,507. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was approximately 6 to 1. The annual total compensation for 2019 for our CEO and median employee were calculated using the same methodology required by the SEC for reporting named executive officer compensation in the Summary Compensation Table.

The pay ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, in considering the pay ratio disclosure, stockholders should keep in mind that the pay ratio was not designed to facilitate comparisons among different companies, or even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices.

Employment Agreements and Severance Arrangements

Offer Letters with Executive Officers

Michael Bailey. In January 2015, in connection with his promotion to president and chief executive officer, we entered into a letter agreement with Mr. Bailey. The agreement provided for an initial annual base salary of $425,000, subject to an annual adjustment at the discretion of the board, and also provided that Mr. Bailey would be eligible for an annual bonus of up to 50% of his base salary, based on the achievement of performance goals as determined at the discretion of the board. Mr. Bailey is eligible to receive annual equity incentive grants and to participate in our other employee benefit plans, subject to the terms of those plans. Pursuant to the agreement, we also agreed to pay to Mr. Bailey $5,000 per month to cover commuting and housing expenses.

Michael Needle. In January 2015, in connection with his appointment to the position of chief medical officer, we entered into an offer letter with Dr. Needle. The offer letter provided for an initial annual base salary of $390,000, subject to an annual adjustment at the discretion of the board, and also provided that Dr. Needle would be eligible for an annual bonus of up to 40% of his base salary, based on the achievement of performance goals as determined at the discretion of the board. Dr. Needle is eligible to receive annual equity incentive grants and to participate in our other employee benefit plans, subject to the terms of those plans. We also agreed to provide Dr. Needle with a housing/relocation allowance of $5,000 per month through June 2017, up to an aggregate of $120,000.

Karuna Rubin. In June 2015, we entered into an offer letter with Ms. Rubin in connection with her commencement of employment as senior corporate counsel.  The offer letter generally provided for terms relating to her initial base salary, incentive bonus, initial option grant and other benefits.

Severance and Change in Control Agreements with Executive Officers

We have entered into individual severance and change in control agreements with our named executive officers. All benefits payable pursuant to such agreements are to be paid or furnished to the named executive officer by us and are contingent upon the named executive officer executing a release of claims in our favor in a form satisfactory to us. In addition, our named executive officers are subject to non-competition and non-solicitation covenants as part of their individual severance and change in control agreements, subject to certain exceptions. If an executive’s employment is terminated within 18 months following a change in control of our company, the individual severance and change in control agreements provide that all severance payments be made pursuant to our Key Employee Change in Control Severance Benefits Plan.

Michael Bailey. In September 2010, we entered into a severance and change in control agreement with Mr. Bailey, which was amended by a retention bonus award and severance agreement letter dated February 3, 2014, which we refer to collectively as the Bailey severance agreement. The Bailey severance agreement provides that if Mr. Bailey’s employment is terminated “without cause,” due to a “disability” or “for good reason,” as such terms are defined therein, he will be entitled to (i) continue to receive his base salary in effect on the date of his termination until the earlier of (a) 12 months following the date of his termination and (b) the date on which he commences an employment or consulting relationship with substantially equivalent compensation; (ii) receive a lump sum payment of his annual cash incentive award target pro-rated through the date of his termination; and (iii) continue his health insurance for the lesser of 12 months or until such time as he becomes eligible for group health coverage through another employer.

Michael Needle. In January 2015, we entered into a severance and change in control agreement with Dr. Needle, which we refer to as the Needle severance agreement. The Needle severance agreement provides that if Dr. Needle’s employment is terminated “without cause,” due to a “disability” or “for good reason,” as such terms are defined therein, he will be entitled to (i) continue to receive his base salary in effect on the date of his termination until the earlier of (a) 12 months following the date of termination and (b) the date on which he commences an employment or consulting relationship with substantially equivalent compensation; (ii) receive a lump sum payment of his annual cash incentive award target pro-rated through the date of his termination; and (iii) continue his health insurance for the lesser of 12 months or until such time as he becomes eligible for group health coverage through another employer.

Karuna Rubin. In March 2019, we entered into a severance and change in control agreement with Ms. Rubin, which we refer to as the Rubin severance agreement. The Rubin severance agreement provides that if Ms. Rubin’s employment is terminated “without cause,” due to a “disability” or “for good reason,” as such terms are defined therein, she will be entitled to (i) continue to receive her base salary in effect on the date of her termination until the earlier of (x) 12 months following the date of termination or (y) the date on which she commences an employment or consulting relationship with substantially equivalent compensation; and (ii) continue her health insurance for the lesser of 12 months or until such time as she becomes eligible for group health coverage through another employer.

Key Employee Change in Control Severance Benefits Plan

In addition to the individual severance and change in control agreements described above, our named executive officers participate in our Key Employee Change in Control Severance Benefits Plan. No payments are made pursuant to individual severance and change in control agreements if payments are made under this plan. All benefits payable under the plan are to be paid or furnished to the participant by us and are contingent upon the participant executing a release of claims in our favor in a form satisfactory to us. Pursuant to the terms of the plan, if we terminate a named executive officer’s employment without cause or if they leave their employment with us for good reason within 18 months following a change in control of us, such named executive officer is entitled to the following benefits:

•	continued receipt of compensation after termination at a rate equal to such executive’s then-current base salary for 12 months (18 months for our CEO, Mr. Bailey);
•	payment of a sum equal to (i) such individual’s pro rata target bonus plus (ii) an amount equal to one times such executive’s target bonus (1.5 times target bonus for our CEO, Mr. Bailey); and
•	continued health insurance for 12 months (18 months for our CEO, Mr. Bailey).

Further, pursuant to the terms of the plan, if we terminate a named executive officer’s employment without cause or such named executive officer leaves his or her employment with us for good reason within 18 months of a change in control of us, all options held by such named executive officer will become immediately exercisable in full and all restricted stock held by such named executive officer will become vested in full.

Appointment of Chief Financial Officer

On January 6, 2020, Erick Lucera commenced employment as our chief financial officer. Mr. Lucera’s appointment to the position of chief financial officer was approved by our board of directors on December 25, 2019, to be effective upon Mr. Lucera’s commencement of employment.

In December 2019, we entered into an offer letter with Mr. Lucera. The offer letter provided for an initial annual base salary of $340,000, subject to an annual adjustment at the discretion of the board, and also provided that Mr. Lucera would be eligible for an annual bonus of up to 40% of his base salary, based on the achievement of performance goals as determined at the discretion of the board. Mr. Lucera is eligible to receive annual equity incentive grants and to participate in our other employee benefit plans, subject to the terms of those plans.

In January 2020, we entered into a severance and change in control agreement with Mr. Lucera, which we refer to as the Lucera severance agreement. The Lucera severance agreement provides that if Mr. Lucera’s employment is terminated “without cause,” due to a “disability” or “for good reason,” as such terms are defined therein, he will be entitled to (i) continue to receive his base salary in effect on the date of his termination until the earlier of (x) 12 months following the date of termination or (y) the date on which he commences an employment or consulting relationship with substantially equivalent compensation; and (ii) continue his health insurance for the lesser of 12 months or until such time as he becomes eligible for group health coverage through another employer.

Potential Payments and Benefits Upon Termination and a Change in Control

Our named executive officers are entitled to certain benefits in the event their employment is terminated without cause, due to a disability or for good reason, as described above. The following table describes the potential payments and benefits to each of our named executive officers following a termination of employment without cause, due to a disability or for good reason, as the same were payable on December 31, 2019. Actual amounts payable to each executive listed below upon termination can only be determined definitively at the time of each executive’s actual departure. In addition to the amounts shown in the table below, each executive would receive payments for amounts of base salary and vacation time accrued through the date of termination and payment for any reimbursable business expenses incurred. For information relating to compensation earned by each of our named executive officers, see our “Summary Compensation Table for the Years Ended December 31, 2019 and 2018” above.

Name and Principal Position	Benefit Type	Termination Without Cause, Due to a Disability or For Good Reason ($)		Termination without Cause or For Good Reason Within 18 Months of a Change in Control ($)
Michael Bailey	Base Salary	$527,621	(1)	$791,431	(2)
	Cash Incentive Award	$290,192	(3)	$725,478	(4)
	Healthcare Benefits	$37,368	(5)	$56,052	(6)
	Market Value of Awards Vesting on Termination	$—		$3,296	(7)
	Total	$855,181		$1,576,257
Michael Needle	Base Salary	$436,578	(1)	$436,578	(2)
	Cash Incentive Award	$174,631	(3)	$349,262	(4)
	Healthcare Benefits	$27,420	(5)	$27,420	(6)
	Market Value of Awards Vesting on Termination	$—		$1,225	(7)
	Total	$638,629		$814,485
Karuna Rubin	Base Salary	$345,251	(1)	$345,251	(2)
	Cash Incentive Award	$—		$276,201	(4)
	Healthcare Benefits	$2,520	(5)	$2,520	(6)
	Market Value of Awards Vesting on Termination	$—		$583	(7)
	Total	$347,771		$624,555

(1)

Represents the named executive officer’s base salary payable over 12 months. Severance is equal to payment of the executive’s base salary until the earlier of (i) 12 months following the date of termination and (ii) the date on which the executive commences full-time employment or a full-time consulting relationship with substantially equivalent compensation.

(2)

Represents 1.5 times the named executive officer’s base salary payable over 18 months following the date of termination for Mr. Bailey and 1.0 times the named executive officer’s base salary payable over 12 months following the date of termination for the other named executive officers.

(3)

Represents the named executive officer’s severance bonus payable within 30 days of the date of termination. Severance bonus is equal to payment of the executive’s target annual incentive plan bonus pro-rated through the date of termination.

(4)

Represents the named executive officer’s severance bonus payable over 12 months (18 months for Mr. Bailey) following the date of termination. The amount of severance bonus is equal to the sum of (a) 1.5 times the target annual incentive plan bonus for Mr. Bailey and 1.0 times the target annual incentive plan bonus for the other named executive officers and (b) the named executive officer’s target annual incentive plan bonus pro-rated through the date of termination.

(5)

Represents the cost of continued COBRA benefits for the named executive officer and any qualified beneficiary. COBRA benefits are payable until the earlier of (i) 12 months (or as long as such eligibility for the executive and each qualified beneficiary continues) from the date such benefits would otherwise end under the applicable plan terms and (ii) the date the executive becomes eligible for group health coverage through another employer. This value is based upon the type of insurance coverage we carried for each named executive officer as of December 31, 2019 and is valued at the premiums in effect on December 31, 2019.

(6)	Represents the cost of continued COBRA benefits for the named executive officer and any qualified beneficiary for 12 months (18 months for Mr. Bailey) following the date of termination.
(7)

Represents the value attributable to the acceleration of 100% of the then unvested options, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and the $6.20 per share closing price of our common stock as of December 31, 2019.

Equity Compensation Plan Information

The following table sets forth information concerning our equity compensation plans as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,168,250	$16.80	892,651
Equity compensation plans not approved by security holders	—	—	—
Total	1,168,250	$16.80	892,651

Compensation Committee Report

Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based upon such review and discussions, our compensation committee recommended to our board that such section be included in this proxy statement.

By the compensation committee of the board of directors of AVEO Pharmaceuticals, Inc.,

Anthony Evnin, Chair

Kenneth Bate

Gregory Mayes

Compensation Committee Interlocks and Insider Participation

In the beginning of 2019, our compensation committee was comprised of Anthony Evnin, Kenneth Bate and John Johnson, who subsequently resigned from the board of directors, effective February 27, 2019. In connection with his election to the board of directors in February 2019, Gregory Mayes was appointed to our compensation committee, replacing Mr. Johnson and joining Mr. Bate and Dr. Evnin. No member of our compensation committee is or has been a current or former officer or employee of our company. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that had one or more executive officers serving as a director or member of our compensation committee during the year ended December 31, 2019.

Director Compensation

Mr. Bailey does not receive any compensation for his services as a director. The compensation that we pay to Mr. Bailey in his capacity as our president and chief executive officer is discussed under “—Compensation Discussion and Analysis” above.

The following table sets forth information regarding the compensation earned by our non-employee directors for the year ended December 31, 2019.

Name	Fees Earned or Paid In Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Kenneth Bate(3)	$80,500	$22,860	$—	$103,360
Anthony Evnin(3)	$60,500	$22,860	$—	$83,360
Robert Young(3)	$54,000	$22,860	$—	$76,860
Gregory Mayes(2)	$49,500	$43,900	$—	$93,400
Scarlett Spring(4)	$5,063	$50,460	$—	$55,523
John Johnson (5)	$8,250	$—	$—	$8,250

(1)

The assumptions we used in valuing options are described in Note 8, “Stock-Based Compensation,” to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. This column reflects the aggregate grant date fair value as calculated in accordance with ASC 718.  The following table reflects the aggregate number of option awards outstanding for our non-employee directors as of December 31, 2019:

Name	Option Awards
Kenneth Bate	32,952
Anthony Evnin	32,952
Robert Young	32,302
Gregory Mayes	10,000
Scarlett Spring	10,000
John Johnson	—

(2)

Options were granted at fair market value on February 27, 2019 at an exercise price of $6.10 per share in connection with Mr. Mayes’ appointment to the board of directors on February 27, 2019 and vest over three years in equal monthly installments. These options have a grant date fair market value of $4.39 per share.

(3)

Options were granted at fair market value on June 12, 2019 at an exercise price of $7.60 per share in connection with each director’s re-election at the annual stockholders meeting held on June 12, 2019 and vest over one year in twelve equal monthly installments. These options have a grant date fair market value of $5.72 per share.

(4)

Options were granted at fair market value on November 18, 2019 at an exercise price of $6.60 per share in connection with Ms. Spring’s appointment to the board of directors on November 18, 2019 and vest over three years in equal monthly installments. These options have a grant date fair market value of $5.05 per share.

(5)	Mr. Johnson resigned from the board of directors effective February 27, 2019.

For the fiscal year ending December 31, 2019, our director compensation policy provided as follows:

•

Upon the initial election to our board of directors, each non-employee director will receive an option to purchase 10,000 shares of common stock exercisable for a price per share equal to the then fair market value of our common stock. These options expire ten years from the date of grant and vest in 36 equal monthly installments commencing with the first day of the month following the date of grant, subject to the director’s continued service on our board.

•

Upon the date each director is re-elected at our annual stockholders meeting, such director will receive an option to purchase 4,000 shares of our common stock exercisable for a price per share equal to the then fair market value of our common stock. These options expire ten years from the date of grant and vest in twelve equal monthly installments commencing on the first day of the month following the date of grant, subject to the director’s continued service on our board.

•	Our non-employee directors will be paid for their service on our board as follows:
•	a base annual retainer fee of $40,500;
•	an additional annual fee of $20,000 for the chairperson or lead independent director;
•	an additional annual fee for members of the audit committee (other than chairperson) of $6,000, and $15,000 for its chairperson;
•	an additional annual fee for members of the compensation committee (other than chairperson) of $5,000, and $10,000 for its chairperson; and
•	an additional annual fee for members of the nominating and governance committee (other than chairperson) of $4,000, and $7,500 for its chairperson.
•

In the event a director resigns from the board, the vesting of any options granted for service on the board ceases as of such date, and such director has a period of up to three months from the date of resignation to exercise any option granted as compensation for service on the board of directors, to the extent vested on the date of resignation.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by Section 14A to the Exchange Act. Our board of directors has determined, in accordance with the stockholders’ recommendation at our 2017 annual meeting of stockholders, to hold such advisory votes to approve the compensation of our named executive officers every year.

Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of our short-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The program contains elements of cash and equity-based compensation and is designed to align the interests of our executives with those of our stockholders.

The “Executive and Director Compensation” section of this proxy statement, including “Compensation Discussion and Analysis,” describes in detail our executive compensation program and the decisions made by our compensation committee and our board of directors with respect to the year ended December 31, 2019.

As discussed in these disclosures, we believe that our compensation program provides competitive overall compensation that is designed to attract and retain top performers. To achieve this goal, our compensation program is structured to:

•	provide total compensation and compensation elements that are competitive with those companies that are competing for available employees;
•	hold our executive officers accountable for results over the long term and maintain integrity in all of the business dealings of our executive officers;
•	align the interest of our executives with our stockholders;
•	reward exceptional performance by individual employees;
•

provide a mix of compensation that offers (i) a meaningful base compensation, with a potential to earn additional cash incentive amounts based on achievement of defined corporate goals, which are generally expected to be achieved within 12 months, and (ii) the opportunity to share in the long-term growth of our company through equity compensation; and

•	establish a clear connection between rewards and performance.

Our board believes this link between compensation and the achievement of our short-term and long-term business goals has helped to retain and motivate our employees to drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our board is asking stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our board of directors (or any committee thereof), will not create or imply any change to our fiduciary duties or the fiduciary duties of our board of directors (or any committee thereof), and will not create or imply any additional fiduciary duties for us or our board (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Our board of directors recommends a vote “FOR” the approval of the compensation of our named executive officers.

PROPOSAL 3—APPROVAL OF AN AMENDMENT TO THE 2019 EQUITY INCENTIVE PLAN

Why We Are Requesting Stockholder Approval of an Amendment to the 2019 Equity Incentive Plan

We are asking our stockholders to approve an amendment to the AVEO Pharmaceuticals, Inc. 2019 Equity Incentive Plan, which we refer to as the 2019 Equity Incentive Plan, to increase the number of shares available for issuance under the plan and to make certain other changes as described below.  Our board of directors believes that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability.  We believe that our stock-based compensation programs are central to this objective.  On April 15, 2020, subject to stockholder approval, the board of directors adopted an amendment to the 2019 Equity Incentive Plan to, among other things, increase by 1,300,000 the number of shares issuable thereunder.  The 2019 Equity Incentive Plan is the only omnibus equity incentive plan under which we may grant equity awards.

If stockholders approve the amendment, subject to adjustment in the event of stock splits and other similar events, awards may be made under the 2019 Equity Incentive Plan (after taking into account our 1-for-10 reverse stock split in February 2020) for up to the sum of (i) 2,300,000 shares of common stock and (ii) such additional number of shares of common stock (up to 1,068,901 shares) as is equal to the number of shares of common stock that remained available for issuance under our Second Amended and Restated 2010 Stock Incentive Plan (the “Prior Plan”) as of the date our stockholders approved the 2019 Equity Incentive Plan at our 2019 annual meeting of stockholders plus the number of shares of common stock subject to awards outstanding under the Prior Plan, which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company pursuant to a contractual repurchase right.

In addition, if stockholders approve the amendment, the limit on compensation payable to our non-employee directors will be amended to provide that the maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director in his or her capacity as a non-employee director may not exceed $450,000 for an incumbent non-employee director or $750,000 in the case of a non-employee director’s initial year of service; provided, however, that fees paid by us on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to the non-employee director as reimbursement of an expense shall not count against the foregoing limit.  The board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.  For the avoidance of doubt, cash and awards granted under the 2019 Equity Incentive Plan to non-employee directors in their capacity as consultants or advisors to the Company are not subject to this limitation.  This limit does not increase the cash or equity compensation received by our non-employee directors, rather its purpose is to provide a cap on the amount of compensation the board can approve for non-employee directors each year.  The cash and equity compensation to our non-employee directors in 2019 and our current director compensation policy are set forth in the “Executive and Director Compensation — Director Compensation” section above.

As of April 15, 2020, options to purchase an aggregate of 1,556,206 shares of common stock were outstanding under the 2019 Equity Incentive Plan and the Prior Plan with a weighted-average remaining term of 7.79 years and a weighted-average exercise price of $13.62 per share.

We expect that the proposed share pool under the amended 2019 Equity Incentive Plan will allow us to continue to grant equity awards at our historic rates for approximately one to two years.

The shares available for grant, if the amendment to the 2019 Equity Incentive Plan is approved, would facilitate our ability to continue to grant equity incentives which is vital to our ability to fully engage and attract and retain the highly skilled individuals required to support our anticipated retention and growth needs in the extremely competitive labor markets in which we compete. Our employees are some of our most valuable assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. We strongly believe that the approval of the amendment to the 2019 Equity Incentive Plan is instrumental to our continued success.

If the amendment to the 2019 Equity Incentive Plan is not approved, no additional shares available for grant will be added to the 2019 Equity Incentive Plan and the amendment to the non-employee director compensation limits will not be made. Given that we only have 504,667 shares of common stock available for future awards under the 2019 Equity Incentive Plan, we may not have sufficient shares of common stock available for future awards which could hamper our ability to retain and incentivize our current employees as well as limit our ability to attract and incentivize new employees in preparation for potential commercialization of tivozanib.  Therefore, we consider approval of the amendment to the 2019 Equity Incentive Plan vital to our future success.  Accordingly, our board of directors believes approval of the amendment to the 2019 Equity Incentive Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the amendment to the 2019 Equity Incentive Plan.

Highlights of the 2019 Equity Incentive Plan, as Proposed to be Amended

•	Eligibility. The 2019 Equity Incentive Plan permits the grant of awards to all of our employees, officers and directors, as well as our consultants and advisors.
•

No Liberal Share Recycling.  The 2019 Equity Incentive Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations for any award, (ii) shares that were subject to a stock appreciation right, or SAR, and were not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award.

•

Fungible Share Pool. “Full-Value Awards,” as such term is defined in the 2019 Equity Incentive Plan, count against the share limits under the 2019 Equity Incentive Plan as 1.5 shares for each share of common stock subject to the award.

•	No Repricing of Awards. The 2019 Equity Incentive Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.
•	No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.
•

One-Year Minimum Vesting Period for Options Granted to New Hires.    No time-vested stock options granted to newly hired employees may vest earlier than the first anniversary of the earlier of the grant date or hire date for the employee.

•

No Reload Options or SARs.  No options or SARs granted under the 2019 Equity Incentive Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.

•	No Dividend Equivalents on Options or SARs. No options or SARs granted under the 2019 Equity Incentive Plan may provide for the payment or accrual of dividend equivalents.
•

Dividends & Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other-Stock Based Awards Not Paid Until Award Vests.  Any dividends or dividend equivalents paid with respect to restricted stock, restricted stock units or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is paid.

•

Limit on Awards to Non-Employee Directors.  The maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted to any non-employee director in any calendar year may not exceed $450,000 ($750,000 in the director’s initial year of service), subject to specified exceptions.

•	“Double Trigger” Vesting Following a Change in Control. Awards granted under the 2019 Equity Incentive Plan will not automatically vest solely as a result of a change in control.
•

Material Amendments Require Stockholder Approval.  Stockholder approval is required prior to an amendment to the 2019 Equity Incentive Plan that would (i) materially increase the number of shares authorized, (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.

•	Administered by an Independent Committee. The 2019 Equity Incentive Plan is administered by our compensation committee, which is made up entirely of independent directors.

Information Regarding Overhang and Dilution

In developing our share request for the amendment to the 2019 Equity Incentive Plan and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate”.

Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future awards and (c) the number of shares outstanding. As of April 15, 2020, there were 1,556,206 shares underlying all option awards outstanding and 504,667 shares available for future awards, and the basic weighted average common shares outstanding year to date for the period ended April 15, 2020 was 16,080,616.  Accordingly, our overhang at April 15, 2020 was 11.4%.  If the additional 1,300,000 shares of common stock proposed to be available for issuance under the 2019 Equity Incentive Plan are included in the calculation, our overhang as of April 15, 2020 would have been 17.3%.

Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2019, 2018 and 2017 calendar years as well as an average over those years.

Calendar Year	Stock Options Granted	Basic Weighted Average Number of Common Shares Outstanding	Gross Burn Rate (1)
2019	485,520	15,330,749	3.2%
2018	268,012	12,059,200	2.2%
2017	345,514	10,593,000	3.3%
Three-Year Average	366,349	12,660,983	2.9%

(1)	We define “gross burn rate” as the number of equity awards granted in the year divided by the basic weighted average number of common shares outstanding.

Description of the 2019 Equity Incentive Plan, as Proposed to be Amended

The following summary of the 2019 Equity Incentive Plan is qualified in its entirety by reference to the 2019 Equity Incentive Plan, as proposed to be amended by Amendment No. 1 thereto, a copy of which is attached as Appendix A to this proxy statement.  References to our board of directors in this summary shall include our compensation committee or any similar committee appointed by our board of directors to administer the 2019 Equity Incentive Plan.

Types of Awards; Shares Available for Awards; Share Counting Rules

The 2019 Equity Incentive Plan provides for the grant of incentive stock options (intended to qualify under Section 422 of the Code), nonstatutory stock options, SARs, restricted stock, restricted stock units, other stock-based awards and cash awards as described below, which we collectively refer to as awards.

Subject to adjustment in the event of stock splits, stock dividends or similar events (and taking into account our 1-for-10 reverse stock split in February 2020), awards may be made under the 2019 Equity Incentive Plan (any or all of which awards may be issued in the form of incentive stock options) for up to the sum of (i) 2,300,000 shares of common stock and (ii) such additional number of shares of common stock (up to 1,068,901 shares) that remained available for issuance under the Prior Plan as of the date that the 2019 Equity Incentive Plan was approved by our stockholders at our 2019 annual meeting of stockholders plus the number of shares of common stock subject to awards outstanding under the Prior Plan which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations under the Code).  The 2019 Equity Incentive Plan provides that to the extent a share that is subject to an award granted under the Prior Plan that counted as 1.5 shares against the Prior Plan’s share reserve is made available for the award of future grants under the 2019 Equity Incentive Plan, the share reserve of the 2019 Equity Incentive Plan will be credited with 1.5 shares.  Otherwise, each share of common stock subject to an award under the Prior Plan that becomes available for grant under the 2019 Equity Incentive Plan will increase the 2019 Equity Incentive Plan’s share reserve by one share.

The 2019 Equity Incentive Plan uses a “fungible share” concept under which each share of the Company’s common stock subject to awards granted as options and SARs cause one share of the Company’s common stock per share under the award to be removed from the available share pool, while each share of the Company's common stock subject to “Full-Value Awards,” which include any award granted as restricted stock, restricted stock units, or other stock-based awards where the per share price or per unit purchase price for the award is less than 100% of the fair market value per share of the Company's common stock on the date of grant of the award, will cause 1.5 shares of the Company's common stock per share under the award to be removed from the available share pool. Shares of the Company’s common stock covered by awards under the 2019 Equity Incentive Plan that are returned to the 2019 Equity Incentive Plan as described in the following paragraph and become available for issuance pursuant to a new award will be credited back to the pool at the same rates described above.

The 2019 Equity Incentive Plan provides that the maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director in his or her capacity as a non-employee director may not exceed $450,000 for an incumbent non-employee director or $750,000 in the case of a non-employee director’s initial year of service; provided, however, that fees paid by us on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to the non-employee director as reimbursement of an expense shall not count against the foregoing limit.   The board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.  For the avoidance of doubt, cash and Awards granted under the 2019 Equity Incentive Plan to non-employee directors in their capacity as consultants or advisors to the Company are not subject to this limitation.

For purposes of counting the number of shares available for the grant of awards under the 2019 Equity Incentive Plan, all shares of common stock covered by SARs will be counted against the number of shares available for the grant of awards. However, SARs that may be settled only in cash will not be so counted.  Similarly, to the extent that a restricted stock unit award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the 2019 Equity Incentive Plan. In addition, if we grant an SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2019 Equity Incentive Plan.

Shares covered by awards under the 2019 Equity Incentive Plan that expire or are terminated, surrendered or cancelled without having been exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of an SAR that was settleable in either cash or stock actually being settled in cash) will again be available for the grant of awards under the 2019 Equity Incentive Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of an SAR, the number of shares counted against the shares available for the grant of awards under the 2019 Equity Incentive Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of common stock that are delivered (by actual delivery, attestation or net exercise) to us by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the 2019 Equity Incentive Plan. Shares purchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for the future grant of awards under the 2019 Equity Incentive Plan.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our board of directors may grant awards under the 2019 Equity Incentive Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our board of directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the 2019 Equity Incentive Plan.  Any such substitute awards shall not count against the overall share limits of the 2019 Equity Incentive Plan, except as required by reason of Section 422 and related provisions of the Code.

Descriptions of Awards

Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant.  An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option”. Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our board of directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2019 Equity Incentive Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The 2019 Equity Incentive Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash, by check, (ii) except as may otherwise be provided in the applicable option agreement or approved by our board of directors, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable option agreement or approved by our board of directors, and subject to certain conditions, by delivery of shares of common stock to us owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option agreement or approved by our board of directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our board of directors, by any other lawful means (but not by a promissory note of the participant), or (vi) by any combination of these forms of payment. No option granted under the 2019 Equity Incentive Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the 2019 Equity Incentive Plan may provide for the payment or accrual of dividend equivalents.  No option that vests solely based on the passage of time that is granted to an employee in connection with his or her commencement of employment will vest earlier than the first anniversary of the grant date or the date of commencement of employment, whichever is earlier.  Notwithstanding the foregoing, the board of directors may, either at the time of grant or at any time thereafter, allow the option vesting to accelerate in the event of the death or disability of the employee, the termination of employment of the employee in specified circumstances or in connection with certain transactions.

Stock Appreciation Rights.  An SAR is an award entitling the holder, upon exercise, to receive a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price.  The 2019 Equity Incentive Plan provides that the measurement price of an SAR may not be less than the fair market value of our common stock on the date the SAR is granted (provided, however, that if our board of directors approves the grant of an SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the 2019 Equity Incentive Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.  No SARs granted under the 2019 Equity Incentive Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Options or SARs.  With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the 2019 Equity Incentive Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the 2019 Equity Incentive Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2019 Equity Incentive Plan) and grant in substitution therefor new awards under the 2019 Equity Incentive Plan (other than certain substitute awards issued in connection with an acquisition by us, as described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (4) take any other action under the 2019 Equity Incentive Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq.

Restricted Stock Awards.  Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.  Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.

Restricted Stock Unit Awards.  Restricted stock units, or RSUs, entitle the recipient to receive shares of our common stock, or cash equal to the fair market value of such shares, to be delivered at the time such award vests pursuant to the terms and conditions established by our board of directors. Our board of directors may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. Our board of directors may provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded.

Other Stock-Based Awards.  Under the 2019 Equity Incentive Plan, our board of directors may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our board of directors may determine.  We refer to these types of awards as other stock-based awards.  Other stock-based awards may be available as a form of payment in settlement of other awards granted under the 2019 Equity Incentive Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our board of directors may determine. The award agreement of other stock-based awards may provide the holder of such award with the right to receive dividend equivalents.  Dividend equivalents will be credited to an account for the participant, may be settled in cash and/or shares of our common stock as provided in the award agreement, and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are paid.

Cash Awards.  Under the 2019 Equity Incentive Plan, the board of directors has the right to grant cash-based awards including awards subject to performance conditions.

Performance Conditions.  Our board of directors may specify that the degree of granting, vesting and/or payout of any award is subject to the achievement of one or more of the following performance measures established by the board of directors, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles, referred to as GAAP, or on a non-GAAP basis, as determined by the board of directors): (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by our board of directors from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; (ix) improvement of financial ratings; (x) achievement of balance sheet or income statement objectives; (xi) total stockholder return; (xii) other comparable measures of financial and operational performance; and/ or (xiii) any other measure selected by our board of directors. Such goals may reflect, as applicable, absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.  The board of directors may specify that such performance measures will be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs; and/or (vi) any other factors that our board of directors may determine.  Such performance measures:  (i) may vary by participant and may be different for different awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and (iii) may cover such period as may be specified by the board of directors.  The board of directors shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.  Our board of directors may adjust the cash or number of shares payable pursuant to a performance award, and the board of directors may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the participant or a change in control of the Company.

Eligibility to Receive Awards

All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the 2019 Equity Incentive Plan. As of April 15, 2020, approximately 40 persons were eligible to receive awards under the 2019 Equity Incentive Plan, including our three named executive officers, five non-employee directors, 19 employees (which excludes our named executive officers referenced as a separate class), and 13 consultants. Historically, we have granted awards to our consultants under our equity incentive plans only in certain circumstances. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code. Presently, we have three subsidiaries, AVEO Pharma Limited, AVEO Securities Corporation, and AVEO Pharma (Ireland) Limited, and these subsidiaries have no employees.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code, our board of directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended for the registration of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any transfer until such time as the participant and the permitted transferee have, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award.  None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.

No Rights as a Stockholder; Clawback

No participant shall have any rights as a stockholder with respect to any shares of common stock to be issued with respect to an award granted under the 2019 Equity Incentive Plan until becoming a record holder of such shares, subject to the terms of an award agreement.  In accepting an award under the 2019 Equity Incentive Plan, a participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

Administration

The 2019 Equity Incentive Plan is administered by the board of directors. Our board of directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2019 Equity Incentive Plan that it deems advisable and to construe and interpret the provisions of the 2019 Equity Incentive Plan and any award agreements entered into under the 2019 Equity Incentive Plan. Our board of directors may correct any defect, supply any omission or reconcile any inconsistency in the 2019 Equity Incentive Plan or any award. All actions and decisions by our board of directors with respect to the 2019 Equity Incentive Plan and any awards made under the 2019 Equity Incentive Plan are made in our board of directors’ discretion and are final and binding on all persons having or claiming any interest in the 2019 Equity Incentive Plan or in any award.

Pursuant to the terms of the 2019 Equity Incentive Plan, our board of directors may delegate any or all of its powers under the 2019 Equity Incentive Plan to one or more committees or subcommittees of our board of directors. The board of directors has authorized our compensation committee to administer certain aspects of the 2019 Equity Incentive Plan, including the granting of awards to executive officers.  Awards granted to non-employee directors must be granted and administered by a committee of the board of directors, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq rules.

Subject to any applicable limitations contained in the 2019 Equity Incentive Plan, the board of directors, our compensation committee, or any other committee or officer to whom the board of directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.

Each award under the 2019 Equity Incentive Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our board of directors need not treat participants uniformly. Our board of directors will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award.  Our board of directors may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our board of directors, to (i) the number and class of securities available under the 2019 Equity Incentive Plan, (ii) the share counting rules set forth in the 2019 Equity Incentive Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the 2019 Equity Incentive Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our board of directors’ approval) arising out of any act or omission to act concerning the 2019 Equity Incentive Plan unless arising out of such person’s own fraud or bad faith.

Amendment of awards.  Except as otherwise provided under the 2019 Equity Incentive Plan with respect to repricing outstanding stock options or SARs, our board of directors may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our board of directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2019 Equity Incentive Plan or the change is otherwise permitted under the terms of the 2019 Equity Incentive Plan in connection with a change in capitalization or reorganization event.

Reorganization Events & Change in Control Events

The 2019 Equity Incentive Plan contains provisions addressing the consequences of any reorganization event or change in control event. A reorganization event is defined under the 2019 Equity Incentive Plan as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is canceled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution. A change in control event is generally defined under the 2019 Equity Incentive Plan as (a) the acquisition of beneficial ownership of our capital stock if, after such acquisition, the acquirer owns 50% or more of the then-outstanding shares of our common stock or 50% or more of the combined voting power of our then-outstanding securities entitled to vote generally in the election of our directors, subject to certain limitations, (b) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange or a sale or other disposition of all or substantially all of our assets, subject to certain limitations, (c) such time as our continuing directors (as defined under the 2019 Equity Incentive Plan) cease to constitute a majority of our board of directors (or, if applicable, the board of directors of our successor corporation) or (d) our liquidation or dissolution.

Provisions Applicable to Awards Other than Restricted Stock.  Under the 2019 Equity Incentive Plan, upon a reorganization event or the execution of an agreement with respect to a reorganization event (regardless of whether such event also constitutes a change in control event), our board of directors will provide that all outstanding awards other than restricted stock will be assumed, or equivalent awards will be substituted, by the acquiring or succeeding corporation.  If such reorganization event also constitutes a change in control event, then except to the extent otherwise provided in the award agreement or another agreement with the participant, such assumed or substituted award will become vested if, on or prior to the first anniversary of the consummation of the reorganization event, the participant’s employment with us or the acquiring or succeeding company is terminated without cause (as defined in the 2019 Equity Incentive Plan) by us or the acquiring or succeeding corporation.  Notwithstanding the foregoing, if the acquiring or succeeding corporation does not agree to assume or substitute the awards other than restricted stock, or in the event of our liquidation or dissolution, our board of directors will provide that all awards other than restricted stock will become vested as of a specified time prior to the reorganization event and will terminate on the reorganization event, unless, in the case of options, the award in exercised prior to the consummation of the reorganization event; provided that if under the terms of the reorganization event, the holders of common stock will receive a cash payment for each share of common stock surrendered in the reorganization event, then our board of directors may instead provide that all outstanding awards other than restricted stock will terminated upon the consummation of the reorganization event and each participant will receive, in exchange therefor, a cash payment equal to the amount by which the cash consideration per share of common stock exceeds the exercise price (if any), multiplied by the number of shares subject to the award.

Upon a change in control event that does not constitute a reorganization event, except to the extent otherwise provided in the award agreement or another agreement with the participant, each award other than restricted stock will become immediately vested if, on or prior to the first anniversary of the change in control event, the participant’s employment with us or the acquiring or succeeding corporation is terminated without cause by us or the acquiring or succeeding corporation.

Provisions Applicable to Restricted Stock.  Upon the occurrence of a reorganization event that is not a change in control event, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our board of directors determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock.  Upon the occurrence of a change in control event, except to the extent specifically provided to the contrary in the award agreement or any other agreement with the participant, all restrictions and conditions on the restricted stock then outstanding will automatically be deemed terminated or satisfied if, on or prior to the first anniversary of the change in control event, the participant’s employment with us or the acquiring or succeeding corporation is terminated without cause by us or the acquiring or succeeding corporation.

Provisions for Foreign Participants

Our board of directors may establish one or more sub-plans under the 2019 Equity Incentive Plan to satisfy applicable securities, tax or other laws of various jurisdictions. Our board of directors will establish such sub-plans by adopting supplements to the 2019 Equity Incentive Plan containing any limitations on our board of directors’ discretion under the 2019 Equity Incentive Plan and any additional terms and conditions not otherwise inconsistent with the 2019 Equity Incentive Plan as our board of directors deems necessary or desirable. All supplements adopted by our board of directors will be deemed to be part of the 2019 Equity Incentive Plan, but each supplement will only apply to participants within the affected jurisdiction.

Amendment or Termination

No award may be granted under the 2019 Equity Incentive Plan after June 11, 2029, but awards previously granted may extend beyond that date.  Our board of directors may amend, suspend or terminate the 2019 Equity Incentive Plan or any portion of the 2019 Equity Incentive Plan at any time, except that no amendment that would amend the prohibitions on repricings without stockholder approval may be amended without stockholder approval and no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our common stock is not then listed on any national securities exchange), no amendment of the 2019 Equity Incentive Plan materially increasing the number of shares authorized under the plan, expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until our stockholders approve such amendment.  If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our board of directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2019 Equity Incentive Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the 2019 Equity Incentive Plan at the time the amendment is adopted, provided that our board of directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2019 Equity Incentive Plan.  No award will be made that is conditioned on stockholder approval of any amendment to the 2019 Equity Incentive Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.

No additional shares will be added to the 2019 Equity Incentive Plan if stockholders do not approve the adoption of the amendment. This may affect our ability to grant awards, and, in this event, our board of directors will consider whether to adopt alternative arrangements based on its assessment of the needs of our company.

Plan Benefits

As of April 15, 2020, approximately 40 persons were eligible to receive awards under the 2019 Equity Incentive Plan, including our three named executive officers, five non-employee directors, 19 employees (which excludes our named executive officers referenced as a separate class), and 13 consultants. Historically, we have granted awards to our consultants under our equity incentive plans only in certain circumstances. We cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On April 15, 2020 the last reported sale price of our common stock on the Nasdaq Stock Market was $4.04.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2019 Equity Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options.  A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options.  A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights.  A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards.  A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units.  A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards.  The tax consequences associated with any other stock-based award granted under the 2019 Equity Incentive Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company.  There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

Our board of directors recommends a vote “FOR” the approval of the amendment to the 2019 Equity Incentive Plan.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Our board has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, as independent auditors for the year ending December 31, 2020. Although stockholder approval of our board’s appointment of Ernst & Young LLP is not required by law, our board believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our board will reconsider its appointment of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Our board of directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020.

OTHER MATTERS

Our board of directors does not know of any other matters which may come before the meeting. However, if any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on those matters.

STOCKHOLDER PROPOSALS

In order to be included in our proxy materials for the 2021 annual meeting of stockholders, stockholders’ proposals must be submitted in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act and received by us at our principal executive offices, 30 Winter Street, Boston, Massachusetts 02108 no later than December 29, 2020, the date that is 120 days prior to the first anniversary of the date of this proxy statement. However, if the date of the 2021 annual meeting of stockholders is changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2021 annual meeting of stockholders. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. The required notice must be in writing and received by our corporate secretary at our principal offices not later than March 12, 2021 (90 days prior to the first anniversary of our 2020 annual meeting of stockholders) and not before February 10, 2021 (120 days prior to the first anniversary of our 2020 annual meeting of stockholders). However, if the 2021 annual meeting of stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2020 annual meeting of stockholders, notice must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting and (2) the 10th day following the date on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first. Our bylaws also specify requirements relating to the content of the notice which stockholders must provide, including a stockholder nomination for election to our board of directors, to be properly presented at the 2021 annual meeting of stockholders.

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO SUBMIT A PROXY OVER THE INTERNET, BY TELEPHONE OR BY MAIL AS DESCRIBED IN THE ENCLOSED PROXY CARD. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS OF RECORD WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SUBMITTED A PROXY, PREVIOUSLY.

Appendix A

AMENDMENT NO. 1

TO 2019 EQUITY INCENTIVE PLAN OF

AVEO PHARMACEUTICALS, INC.

The 2019 Equity Incentive Plan of Aveo Pharmaceuticals, Inc. (the “2019 Equity Incentive Plan”) is hereby amended as follows:

1. Section 4(a)(1)(A) is hereby deleted in its entirety and the following is inserted in lieu thereof:

“2,300,000 shares of Common Stock.”

2.  Section 4(b) is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Sublimit on Awards to Non-Employee Directors.  The maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director in his or her capacity as a non-employee director shall not exceed $450,000 for an incumbent non-employee director or $750,000 in the case of a non-employee director’s initial year of service; provided, however, that fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to the non-employee director as reimbursement of an expense shall not count against the foregoing limit.  The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.  For the avoidance of doubt, cash and Awards granted under the Plan to non-employee directors in their capacity as consultants or advisors to the Company are not subject to the limitation set forth in this Section 4(b).”

Except as set forth above, the remainder of the 2019 Equity Incentive Plan remains in full force and effect.

Adopted by the Board of Directors on April 15, 2020.

Approved by the Stockholders on ___________.

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ANNUAL MEETING OF AVEO PHARMACEUTICALS, INC. Date: Wednesday, June 10, 2020 Time: 10:00 a.m. (Eastern Time) Place: Donnelley Financial Solutions, 20 Custom House Street, 7th Floor, Boston, MA 02110 Please make your marks like this: È Use dark black pencil or pen only The Board of Directors Recommends a Vote FOR each of the director nominees listed in proposal 1 and FOR proposals 2, 3 and 4. 1. To elect six directors, each to serve for a one-year term expiring at the 2021 annual meeting of stockholders. Nominees: (1) Michael P. Bailey (4) Gregory T. Mayes (2) Kenneth M. Bate (5) Scarlett Spring (3) Anthony B. Evnin, Ph.D. (6) Robert C. Young, M.D. Vote For All Nominees Withhold Vote From All Nominees Vote For All Except ‘ ‘ ‘ INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Vote For All Except” box and write the number(s) in the space provided to the right. For Against Abstain 2. To approve an advisory vote on executive compensation. ‘ ‘ ‘ For Against Abstain 3. To approve an amendment to the AVEO Pharmaceuticals, Inc. 2019 Equity Incentive Plan to increase the number of shares available for issuance under the plan and to make certain other changes. ‘ ‘ ‘ For Against Abstain 4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020. ‘ ‘ ‘ To attend the meeting and vote your shares in person, please mark this box. ‘ Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Annual Meeting of AVEO Pharmaceuticals, Inc. to be held on Wednesday, June 10, 2020 for Holders as of April 15, 2020 This proxy is being solicited on behalf of the Board of Directors VOTE BY: INTERNET TELEPHONE Go To Call www.proxypush.com/AVEO 1-866-230-6355 • Cast your vote online 24 hours a day/7 days a week. OR • Use any touch-tone telephone toll-free 24 hours a day/7 days a week. • Have your Proxy Card/Voting Instruction Form ready. MAIL •• Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions. • View Meeting Documents. OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. PROXY TABULATOR FOR AVEO Pharmaceuticals, Inc. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

Proxy for Annual Meeting of Stockholders to be held on Wednesday, June 10, 2020 This proxy is being solicited on behalf of the Board of Directors Please vote, date and sign this Proxy on the other side and return it in the enclosed envelope. The Stockholder signing on the reverse side (the “undersigned”) hereby appoint(s) Michael Bailey and Erick Lucera and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of AVEO Pharmaceuticals, Inc. (the “Company”) to be held on Wednesday, June 10, 2020, and all adjournments and postponements thereof (the “Meeting”), and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may properly come before the Meeting and hereby revokes any proxy heretofore given. The shares represented by this proxy will be voted as directed or, if no direction is given, this proxy will be voted FOR all nominees for director in Proposal 1 and FOR Proposals 2, 3 and 4. The Proxies will vote in their discretion on any other business as may properly come before the Meeting and any adjournment thereof. IMPORTANT INFORMATION REGARDING MEETING LOCATION We intend to hold our annual meeting in person; however, we are actively monitoring the COVID-19 pandemic and are sensitive to the public health and travel concerns our stockholders, employees and directors may have and the restrictions or protocols that federal, state, and local governments may impose on in-person meetings. In the event it is not possible or advisable to hold our annual meeting in person, we will issue a press release, which we will also file with the Securities and Exchange Commission, announcing alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication, as promptly as practicable. Please also monitor our annual meeting website at www.proxydocs.com/AVEO for updated information. If you are planning to attend our meeting, please check the website in the days leading up to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting regardless of whether you intend to attend in person. Please separate carefully at the perforation and return just this portion in the envelope provided.